UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JACK IN THE BOX INC.

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JACK IN THE BOX INC.

January 10, 2014

Dear Fellow Stockholder:

We invite you to attend the Jack in the Box Inc. 2014 Annual Meeting of Stockholders. The meeting will be held on Friday, February 14, 2014, at 8:30 a.m. Pacific Standard Time at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended September 29, 2013, for your information.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Leonard A. Comma

Chairman of the Board and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on February 14, 2014

The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the

fiscal year ended September 29, 2013, are available electronically at

www.jackinthebox.com/proxy

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 14, 2014

The 2014 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Friday, February 14, 2014, at 8:30 a.m. Pacific Standard Time, at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 for the following purposes:

1.	To elect the seven directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 28, 2014;

3.	To provide an advisory vote regarding the compensation of our named executive officers for the fiscal year ended September 29, 2013, as set forth in the Proxy Statement; and

4.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.

Our Board of Directors recommends a vote “FOR” proposals 1 through 3. You are entitled to vote at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box stockholder as of the close of business on December 17, 2013, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.

By order of the Board of Directors,

Phillip H. Rudolph

Executive Vice President, General Counsel and Secretary

San Diego, California

January 10, 2014

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2014 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras and electronic recording devices are not permitted at the Annual Meeting.

GENERAL INFORMATION

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 14, 2014

GENERAL INFORMATION

1.	Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on February 14, 2014, at 8:30 a.m. Pacific Standard Time at our corporate headquarters located at 9330 Balboa Avenue, San Diego, CA 92123. If you held shares of our Common Stock on December 17, 2013 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended September 29, 2013, will be mailed to stockholders on or about January 10, 2014.

2.	What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	Election of the seven directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 28, 2014.
3.	Advisory vote on the compensation awarded to our named executive officers for the fiscal year ended September 29, 2013, as set forth in this Proxy Statement.

3.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the seven directors named in this Proxy Statement to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 28, 2014; and
•	“FOR,” on an advisory basis, the approval of the compensation awarded to our named executive officers for the fiscal year ended September 29, 2013, as set forth in this Proxy Statement.

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GENERAL INFORMATION

4.	Who can vote at the Annual Meeting?

If you were a holder of Jack in the Box Common Stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on December 17, 2013, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 42,969,464 shares of Jack in the Box Inc. Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

5.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual

Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.

6.	What does it mean to beneficially own shares in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice.

Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for the 2014 fiscal year) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

7.	What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of KPMG LLP as our independent registered public accountants for the fiscal year ending September 28, 2014; and

•	“FOR,” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended September 29, 2013, as set forth in this Proxy Statement.

The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

8.	What does it mean if I received more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

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GENERAL INFORMATION

9.	How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Non-routine matters in this Proxy Statement are the election of directors and the advisory vote on the compensation of our named executive officers. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting other than the ratification of the independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.

10.	What is the voting requirement to approve each of the proposals?

Proposal One — Election of Directors

In the election of directors, you may vote FOR, AGAINST or ABSTAIN. The Company’s Bylaws require that in an election such as this where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to “ABSTAIN” nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but will tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

Proposal Two — Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Proposal Three — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended September 29, 2013, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as a vote cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval of this proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

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GENERAL INFORMATION

11.	How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

12.	How do I vote my shares of Jack in the Box Common Stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 13, 2014.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 13, 2014.

•

By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person: if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:

If your shares are held in street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted in person at the Annual Meeting. You may vote your shares beneficially held through your broker in person if you satisfy the admission requirements to the Annual Meeting as described in the Notice and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

13.	May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 13, 2014;

•	attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or

•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.

The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

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GENERAL INFORMATION

14.	Who will pay for the cost of soliciting proxies?

The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Incorporated (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2014 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.

15.	How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 or by sending an email to Investor.relations@jackinthebox.com.

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PROPOSAL ONE — ELECTION OF DIRECTORS

PROPOSAL ONE — ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees (each of whom are currently serving as directors of the Company) for election as directors are set forth below. All of the nominees have indicated their willingness to serve, and have consented to be named in the Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2014.

Name	Age	Position(s) with the Company	Director Since
Leonard A. Comma (1)	43	Chairman of the Board & Chief Executive Officer	2014
David L. Goebel (1)(2)(3)(4)	63	Director	2008
Madeleine A. Kleiner (3)(4)	62	Director	2011
Michael W. Murphy (1)(3)(5)	56	Director	2002
James M. Myers (5)(6)	56	Director	2010
David M. Tehle (5)(6)	57	Director	2004
John T. Wyatt (3)(6)	58	Director	2010
(1)	Member of the Executive Committee
(2)	Lead Director
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Governance Committee
(5)	Member of the Audit Committee
(6)	Member of the Finance Committee

Vote Required for Approval

In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee, and as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

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PROPOSAL ONE — ELECTION OF DIRECTORS

Director Qualifications and Biographical Information

Biographical information for each of the director nominees, as well as the retired or current directors not standing for election in 2014, is set forth on the pages below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our stockholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include the restaurant industry, franchising, hospitality, finance, retail, manufacturing, and healthcare, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Director Nominees

Mr. Comma

Director Since January 2014

Mr. Comma was appointed a Director, Chairman of the Board and Chief Executive Officer, effective January 1, 2014, and since that date has served as a member of the Executive Committee. He succeeded former Chairman and CEO Linda A. Lang, who retired from those positions effective the same date. The Company announced Ms. Lang’s retirement and Mr. Comma’s appointment in August 2013. Mr. Comma retained his President role, to which he was named in May 2012. From November 2010 to January 1, 2014, Mr. Comma had also served as Chief Operating Officer. Mr. Comma joined the Company in 2001 as Director of Convenience Store & Fuel Operations for the Company’s proprietary chain of Quick Stuff convenience stores, which included more than 60 locations at the time it was sold in 2009. In 2004, he was promoted to Division Vice President of Quick Stuff Operations, and in 2006 he was promoted to Regional Vice President of Quick Stuff and the Company’s Southern California region, which included more than 150 Jack in the Box restaurants. In 2007, Mr. Comma was promoted to Vice President of Operations, Division II, and had oversight of nearly 1,200 company and franchised Jack in the Box restaurants in the Western U.S. Prior to joining Jack in the Box Inc., Mr. Comma worked for Exxon Mobil Corporation since 1989, most recently as a Regional Manager with responsibility for supporting more than 300 franchisees in California, Nevada and Arizona. Mr. Comma has an MBA from Nova Southeastern University in Fort Lauderdale, Fla., and a bachelor’s degree in finance from Drexel University in Philadelphia.

Qualifications:

•

Mr. Comma has 23 years of experience at two major public companies with extensive retail operations. In his executive-level role as President and Chief Operating Officer for Jack in the Box Inc., Mr. Comma was responsible for the operations of all company and franchised Jack in the Box restaurants – more than 2,200 locations – as well as: Menu Innovation, including Menu Strategy, Operations Support, and Research & Development; Marketing Communications, including Merchandising; Consumer Intelligence & Analytics; and Brand Communications. He also gained extensive experience in restaurant and retail operations and franchising in his previous roles with the company as well as with ExxonMobil. His professional expertise and knowledge of our business, competition and competitive positioning, along with his deep understanding of our values and culture, bring an important Company perspective to the Board.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Mr. Goebel

Director Since December 2008

Mr. Goebel has been a director of the Company since December 2008, and currently serves as Lead Director. He is a partner and Faculty Member for Merryck & Co. Ltd, a worldwide business mentoring firm that offers services for chief executive officers by chief executive officers. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates sandwich shops under the name Goodcents® Deli Fresh Subs (“Goodcents”), catering and cafeteria operations under the name Y-Leave Cafe, catering services under the name Prime Catered Events, and a fast-casual pizza concept under the name Pie Five® Pizza Company. Mr. Goebel is also a consultant to Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents, serving as its acting President and CEO since July 2010. Mr. Goebel has more than 39 years of experience in the retail, food service, and hospitality industries. From 2001 until 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time the company operated nearly 2,000 restaurants in the United States and internationally. Previous to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, Mr. Goebel was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998.

Qualifications:

•

Mr. Goebel’s qualifications to serve on our Board include his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries, and as an executive consultant, including experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning.

Ms. Kleiner

Director Since September 2011

Ms. Kleiner has been a director of the Company since September 2011 and is currently Chair of the Nominating and Governance Committee. From 2001 to 2008, Ms. Kleiner was Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as senior executive vice president, chief administrative officer and general counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the Board of Directors of Northrop Grumman Corporation since 2008, where she is a member of the Audit Committee.

Qualifications:

•

Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies and as outside counsel to numerous public companies. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes-Oxley compliance, human resources and executive compensation, government relations and crisis management.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Mr. Murphy

Director Since September 2002

Mr. Murphy has been a director of the Company since September 2002, and is currently Chair of the Audit Committee. Since April 1996, Mr. Murphy has been President and Chief Executive Officer of Sharp HealthCare, a comprehensive healthcare delivery system in San Diego, which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

Qualifications:

•

Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, a large integrated healthcare delivery system with multiple facilities and more than 16,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. He also serves on the Board of Directors and executive committee of the California Chamber of Commerce. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

Mr. Myers

Director Since December 2010

Mr. Myers has been a director of the Company since December 2010. Mr. Myers has served as President and Chief Executive Officer of Petco, the national pet supplies retailer, since 2004. Prior to his appointment to President and Chief Executive Officer, Mr. Myers served as Chief Financial Officer for Petco from 1998 to 2004. He began his career at Petco as Vice President and Controller in 1990. Previously, Mr. Myers was a Certified Public Accountant with KPMG LLP. Mr. Myers serves on the board of the Retail Industry Leaders Association, and previously served on the board of Provide Commerce, an e-commerce retailer and public company, from 2004-2006, when Provide Commerce was acquired. Mr. Myers served on the audit committee at Provide Commerce.

Qualifications:

•

Mr. Myers’ qualifications to serve on our Board include more than 26 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 18 years with Petco, a national specialty retail chain with more than 1,250 stores in 50 states. Mr. Myers brings to the Board his prior experience with serving on a public company board and audit committee, as well as experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Mr. Tehle

Director Since December 2004

Mr. Tehle has been a director of the Company since December 2004, and is currently Chair of the Finance Committee. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded company, since June 2004. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Qualifications:

•

Mr. Tehle’s qualifications to serve on our Board include his experience in senior financial management at public companies in the retail and manufacturing industries. As an active CFO, he is responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

Mr. Wyatt

Director Since May 2010

Mr. Wyatt has been a director of the Company since May 2010, and is currently Chair of the Compensation Committee. Mr. Wyatt has served as the Chief Executive Officer of Knowledge Universe, an early childhood education company, since February 2012. From 2008 through February 2012, Mr. Wyatt was president of the Old Navy division of Gap Inc. He joined Gap Inc. in 2006, and previously served as President of the company’s GapBody division, and President of the company’s Outlet division. From 2004 to 2006, Mr. Wyatt was President and Chief Executive Officer at Cutter & Buck Inc., a designer and marketer of upscale apparel, including serving on the publicly held company’s board of directors. From 2002 to 2004, he served as President of Warnaco Intimate Apparel, a global designer and manufacturer, and from 1999 to 2002, he was Executive Vice President for Strategic Planning and eBusiness Strategies in the Saks family of companies. Additionally, Mr. Wyatt spent more than 20 years with Vanity Fair Corporation serving ultimately as President of Vanity Fair Intimates and Vanity Fair Intimates Coalition.

Qualifications:

•

Mr. Wyatt’s qualifications to serve on our Board include his experience in senior management for major consumer brands in large global retail companies, including strategy and business development, marketing and brand building, product development, supply chain, finance and capital markets, labor relations, human resources and compensation, organizational development and succession planning. He brings extensive experience in growing consumer brands to the Board.

Our director nominees also serve on the boards of various civic and charitable organizations.

Non-continuing Directors

Linda A. Lang was a director of the Company from November 2003, and Chairman of the Board, Chair of the Executive Committee and Chief Executive Officer from October 2005 until her retirement from all positions effective January 1, 2014. Ms. Lang was previously President of the Company, and also served as Chief Operating Officer, Executive Vice President, and held other officer-level positions with marketing or operations responsibilities. Ms. Lang had more than 25 years of experience with the Company in various marketing, finance and operations positions prior to her retirement. Ms. Lang is a director on the board of WD-40 Company, a publicly traded company.

Winifred M. Webb has been a director of the Company since July 2008 and will serve until the 2014 annual meeting. She is CEO of Kestrel Corporate Advisory, Inc., an independent consulting firm. Ms. Webb has held this position since January 2011 and it became her principal occupation in February 2013. From January 2010 to January 2013, Ms. Webb was Managing Director for Tennenbaum Capital Partners, LLC, a private investment firm, including as an officer of its publicly-traded business development company, TCP Capital Corp. from April 2012 to January 2013. Ms. Webb served from April 2008 to January 2010 as Chief Communications and Investor Relations Officer for Ticketmaster Inc. From 1988 to 2008 she served with The Walt Disney Company, a family entertainment and media enterprise, most recently as Executive Director for The Walt Disney Company Foundation. Ms. Webb also served as Disney’s Senior Vice President of Investor Relations and Shareholder Services and oversaw the company’s global strategic financial communications and governance outreach. Her previous roles also included investment banking positions with PaineWebber and Lehman Brothers.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We operate within a comprehensive corporate governance structure that includes the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct, the charters for our Audit Committee, Compensation Committee, Finance Committee and Nominating and Governance Committee and other corporate governance information are available at

www.jackinthebox.com/investors/corporategovernance. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.

Directors’ Independence

The Board has analyzed the independence of each director. It has determined that Messrs. Goebel, Murphy, Myers, Tehle and Wyatt and Ms. Kleiner and Ms. Webb (consisting of all of our non-employee directors) are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these directors have a material relationship with the Company. Mr. Comma, our current Chief Executive Officer, and Ms. Lang, who held that role until her retirement on January 1, 2014, were determined not to be independent due to serving as our Chief Executive Officer, and as an employee of Jack in the Box Inc.

The Jack in the Box Inc. Director Independence Guidelines provide that a director shall not be independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than one percent of the organization’s latest publicly available national annual charitable receipts.

Board Meetings, Annual Meeting of Stockholders, and Attendance

The Board held seven meetings in fiscal 2013. We expect each director to attend each meeting of the Board and of the committees on which he or she serves. We also expect them to attend the Annual Meeting of Stockholders. During the time each director served on the Board in fiscal 2013, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. All of the then-sitting directors attended the 2013 Annual Meeting. We currently expect all of our directors standing for election to be present at the 2014 Annual Meeting.

Determination of Current Board Leadership Structure

The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In August 2013, the Board of Directors, with the counsel of the Nominating and Governance Committee, conducted that assessment, including assessing whether (i) the roles of Chief Executive Officer (“CEO”) and Chairman of the Board should continue to be combined through and upon the succession of Mr. Comma to CEO, effective January 1, 2014 and (ii) the Board should continue to have an independent Lead Director. The Committee recommended to the Board, and the Board approved, that the current structure of combining the positions of Chairman and CEO and appointing a Lead Director is effective and appropriate for the Company at this time.

The Board determined that combining the positions of Chairman and CEO continues to be in the best interests of the Company. The Board determined that having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. The Board believes that combining the roles of Chairman and CEO puts Mr. Comma in the best position to use his in-depth knowledge of our industry, our business and its challenges, and our stakeholders, including our stockholders, employees, and franchisees, to provide the Board with the information and leadership needed to set agendas and direction for the Company. The Board does not believe that having an independent Chairman would make the Board’s risk oversight processes more effective. The Board noted that, under Ms. Lang’s tenure as Chairman and CEO, and Mr. Goebel’s

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CORPORATE GOVERNANCE

service as Lead Director, which is continuing, the Board has received timely and relevant information regarding the Company’s business. Mr. Comma has long been a key member of the management team, and attended all non-executive sessions of the Board meetings during fiscal 2013, as well as Board committee meetings, as needed, in recent years.

In reaching its recommendation, the Board also considered the long standing policies and practices at Jack in the Box for strong, independent oversight, including:

•	a Board with a high degree of independence, including only one non-independent member;

•	Board Committees (other than the Executive Committee) that are composed entirely of independent directors;

•	Board Committee Chairs who review and approve agendas before Committee meetings;

•	an annual evaluation of the performance of the Chairman and Chief Executive Officer by the Compensation
Committee, which evaluation is then discussed with the independent directors of the Board in executive session;

•	regular executive sessions attended only by independent directors held by the Board and key Board Committees;

•	the ability of the independent directors to call meetings of the Board and recommend agenda topics to be considered by the Board;

•

an independent Lead Director who has oversight responsibility for executive sessions and information flow to the Board, and who has served in that role since 2011 and continues through the new Chairman’s tenure; as well as the impact that changing the current Board leadership structure would have on the Company.

Based on these factors, the Board concluded that retaining the current Board leadership structure provides valuable stability and effective leadership.

Lead Director

The independent directors have appointed a Lead Director from among the independent directors serving on the Board. Our Corporate Governance Principles and Practices provide for the Lead Director to fulfill the following functions:

•	set agendas for the executive sessions of the Board;

•	preside at the executive sessions of the independent directors;

•	act as a key communication channel between the Board and the CEO;

•	determine the format and adequacy of information flow to the Board; and

•	call meetings of independent directors.

The Lead Director may perform other functions as the Board may direct, including advising management on the agenda for Board meetings. Mr. Goebel currently serves as Lead Director.

The Board’s Role in Succession Planning

The Board’s goal is to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session. Additionally, the Board oversees long range plans for management development and retention, and executive succession, including CEO succession. During 2013, CEO and Chairman Lang announced her retirement from both positions, effective January 1, 2014. The Board’s executive succession process led to the selection of Mr. Comma, then President and COO and longtime key member of management, to succeed her as CEO and Chairman. At times, the Board will delegate to the Compensation Committee responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with management and the Board and to make recommendations to the Board with respect thereto.

The Board’s Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) reports directly from managers responsible for the management of particular business risks, and (ii) reports by each Committee Chair regarding the Committee’s oversight of specific risk topics.

The Board has delegated oversight of specific risk areas to Committees of the Board. For example, the Audit Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor

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CORPORATE GOVERNANCE

and mitigate those exposures, including the processes for enterprise risk assessment and risk management. As another example, the Compensation Committee discusses with management and its independent consultant the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at www.jackinthebox.com/investors/corporategovernance. A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in the section “Risk Analysis of Compensation Programs” contained in this proxy.

Executive Sessions

Our independent, non-employee directors meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Goebel is currently designated by the Board to act as the Lead Director for such executive sessions. The Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other committees of the Board meet in executive session as they deem appropriate.

Committees of the Board

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Executive. The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter available at www.jackinthebox.com/investors/corporategovernance.

Committee Member Independence. The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”) and (iii) the recently added requirements of Rule 10C-1 under the Securities Exchange Act of 1934.

Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:

•	the integrity of the Company’s financial reports;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s performance, qualifications and independence;

•	the performance of the Company’s internal auditors; and

•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.

The Audit Committee has sole authority to select, evaluate, and when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2014 and is asking the stockholders to ratify this appointment in Proposal 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.

The Audit Committee meets at least each quarter with KPMG, the Company’s Vice President of Internal Audit, and management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission (“SEC”). The Audit Committee also meets at least each quarter in private sessions with KPMG, management and the Vice President of Internal Audit. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee on page 21. The Audit Committee held five meetings in fiscal 2013.

Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation, and it oversees the performance evaluation of management. The Compensation Committee reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefit plans, and the compensation of executive officers, including performance goals and objectives for performance-based executive compensation. The Compensation Committee discusses with management

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CORPORATE GOVERNANCE

and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by management in connection with the design and administration of the Company’s compensation programs and succession planning. The Committee has approved the disclosures in the Company’s Compensation Discussion and Analysis that begins on page 26 of this Proxy Statement. The Compensation Committee held seven meetings in fiscal 2013.

Executive Committee. The Executive Committee is authorized to exercise all powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2013.

Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held four meetings in fiscal 2013.

Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include identifying and recommending qualified candidates to be nominated for election as directors at the annual meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:

•	evaluating director candidates for nomination;

•	evaluating the appropriate Board size;

•	reviewing and recommending corporate governance guidelines to the Board;

•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;

•	overseeing the Corporation’s political and charitable contributions;
•	assisting the Board in its oversight of the Corporation’s insider trading compliance program; and

•	recommending director education.

All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held five meetings in fiscal 2013.

Policy Regarding Consideration of Candidates for Director. The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board for nomination as directors. In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of Directors

c/o Office of the Corporate Secretary

Jack in the Box Inc.

9330 Balboa Avenue

San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at www.jackinthebox.com in the “Investors” section under the link for “Corporate Governance.” The following are some of the factors considered by the Nominating and Governance Committee in evaluating director candidates:

•	the appropriate size of the Board;

•	the needs of the Company with respect to particular skills, background, and experience;

•

the skills, background and experience of the nominee in light of the skills, background and experience already possessed by members of the Board, including whether those qualities add to a diversity of viewpoints and perspectives on the Board;

•	independence from management and potential conflicts of interest;

•	experience with accounting rules and practice;

•	experience with executive compensation;

•	applicable regulatory and listing requirements;

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CORPORATE GOVERNANCE

•	the benefits of constructive working relationships among directors; and

•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time to time, the Nominating and Governance Committee retains a search firm to assist it in identifying and screening candidates, and conducting reference checks. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws.

Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a Director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:

(a)	is a party to any voting commitment that has not been disclosed to the Company;

(b)	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;

(c)	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement;

(d)	will comply with the Company’s publicly disclosed policies and guidelines.

The foregoing is a summary of provisions of the Company’s Bylaws, and is qualified by reference to the actual provisions of Article III, Section 3.16.

Committee Assignments

The Board of Directors considers new assignments and the designation of a Lead Director effective each February. Effective February 2013, the Board of Directors approved the following Board Committee assignments and re-designated David Goebel as the Lead Director. The only changes to assignments made during fiscal 2013 or later are noted below:

Directors	Audit Committee	Compensation Committee	Nominating & Governance Committee	Finance Committee	Executive Committee	Lead Director
David L. Goebel		✓	✓		✓	✓
Madeleine A. Kleiner*		✓	Chair
Linda A. Lang/Leonard A. Comma**					Chair
Michael W. Murphy	Chair	✓			✓
James M. Myers	✓			✓
David M. Tehle	✓			Chair
Winifred M. Webb	✓		✓
John T. Wyatt		Chair		✓
*	Ms. Kleiner became Chairman of the Nominating & Governance Committee effective February 2013, replacing Ms. Webb as Chairman.
**	Mr. Comma replaced Ms. Lang as Chairman of the Executive Committee, effective January 1, 2014, concurrent with Mr. Comma joining the Board and Ms. Lang retiring.

Code of Conduct

Jack in the Box is committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which is applicable to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and procedures for communicating any ethics or compliance concerns to the Company. This Code is revised from time to time, most recently with minor updates in 2013.

The Code is available on the Company’s website www.jackinthebox.com, in the “Investors” section, under “Corporate Governance.” We will disclose amendments to, or waivers of our Code that are required to be disclosed under

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CORPORATE GOVERNANCE

the securities rules, by posting such information on the Company’s website, www.jackinthebox.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company has not made any such waivers and does not anticipate making any such waiver.

Corporate Governance Principles and Practices

The Company has adopted Corporate Governance Principles and Practices (the “Principles and Practices”) which contain general principles and practices regarding the function of the Board of Directors and the Board Committees. The Principles and Practices are reviewed regularly by the Nominating and Governance Committee and revised when appropriate. The full text of the Principles and Practices may be found at www.jackinthebox.com/investors/corporategovernance. The Principles and Practices address many of the items discussed above, and also include, among other things, the following items concerning the Board:

1.	Limitation on Other Board Service. The Principles and Practices set forth the Board’s policy limiting non-employee directors to simultaneous service on the Boards of no more than four public companies, including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. The approval process considers both the time commitment and potential business conflicts inherent in such service, and is administered by the Nominating and Governance Committee.

2.	Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73.

3.	Board, Committee, and Individual Director Evaluations. Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole and the service of each director.
Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the annual self-evaluations completed by the committees.

4.	New-Director Orientation and Continuing Education. The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges and corporate governance practices. Continuing education programs may include in-house and third party presentations and programs.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2013, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2013, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Communications with the Board of Directors

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225. Your letter should indicate that you are a stockholder of the Company.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and

Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for recommending to the Board the form and amount of compensation for our non-employee directors. The following discussion of compensation and stock ownership guidelines applies only to our non-employee directors and does not apply to Ms. Lang who, as an employee of the Company through January 1, 2014, was compensated as an executive officer and did not receive additional compensation for her service as a director, or to Mr. Comma who succeeded her in those roles effective January 1, 2014.

The Board believes that total compensation for directors should be reflective of the work required in both (i) their ongoing oversight and governance role and (ii) their continuous focus on driving long-term performance and stockholder value. The compensation program is designed to provide pay that is competitive with directors in the Company’s Peer Group, which is described in the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement. It consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”). “Competitive” is defined as approximating the 50th percentile of pay of Peer Group directors.

2013 Program Changes

Director compensation is reviewed every two to three years. In fiscal 2013, directors began receiving their annual RSU grants in February instead of September. This change was approved by the Committee at its August 2011 meeting in order to align annual grants with election of directors at the Company’s annual meeting of stockholders held each February. No other changes were made to the director compensation program in fiscal 2013.

Annual Compensation Program

a. Cash Retainers

Each director receives an annual cash retainer for his or her service on the Board, service on Board committees, and service as Lead Director, as applicable. There are no meeting fees. Retainers are paid in a single installment on the first business day of the month following the annual stockholder meeting each year. Directors with less than one full year of service receive a prorated retainer that is paid on the first business day of the month following his or her appointment to the Board.

2013 RETAINERS

Annual Retainer:	$50,000
Lead Director :	$17,500

Committee	Committee Chair (1)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$7,500
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000
(1)	Includes committee membership retainer

Deferred Compensation Plan — Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Jack in the Box Inc. Common Stock on the NASDAQ Stock Market for the ten (10) trading days immediately preceding the date the deferred compensation is credited to the director’s account. The director’s account is settled in an equal number of shares of Common Stock upon a pre-specified distribution date or the director’s termination of service from the Board. The Director Deferred Compensation Plan is a non-qualified plan under the IRC.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

b. Annual Equity Grant — Restricted Stock Units

Each director receives an annual grant of RSUs under the 2004 Stock Incentive Plan. The Company grants RSUs for the following reasons:

•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of alignment with stockholder interests.

•	Restricted stock and RSUs are a prevalent form of director compensation among the Company’s Peer Group.

To determine the number of RSUs granted, the annual equity award value of $90,000 is divided by the closing price of Common Stock on the date of the annual grant. The RSUs vest on the first business day 12 months from the date of grant or upon the director’s termination of service with the Board. Directors may elect to defer receipt of their RSUs until a later date in compliance with IRC 409A.

Director Stock Holding Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Pursuant to our Principles and Practices, it is the Board’s desire that each non-employee director will hold at least a value of $150,000 in Jack in the Box Inc. Common Stock within a reasonable period after joining the Board. Effective beginning fiscal 2012, all grants of equity to directors require that the director will hold at least 50% of the shares resulting from each grant until his or her termination of service from the Board. Unvested RSUs count toward ownership value. The table below shows each director’s ownership value as of fiscal year end 2013, based on a closing stock price of $40.10 on the last trading day of fiscal 2013, September 27, 2013.

Name	Board Service Effective Date	Direct Holdings / RSUs	Deferred Units & Stock Equivalents	Total Value
Mr. Goebel	Dec. 2008	$657,560	$127,077	$784,637
Ms. Kleiner	Sept. 2011	$304,239	$127,077	$431,316
Mr. Murphy	Sept. 2002	$242,364	$1,834,174	$2,076,538
Mr. Myers	Dec. 2010	$1,238,208	$83,929	$1,322,137
Mr. Tehle	Dec. 2004	$588,909	$1,437,745	$2,026,654
Ms. Webb	July 2008	$657,560	$127,077	$784,637
Mr. Wyatt	May 2010	$796,186	$188,951	$985,137

Expenses

The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Fiscal 2013 Compensation

For fiscal 2013, the average annual compensation of directors was $163,571, comprised of (i) $73,571 in cash and (ii) $90,000 in RSUs.

The following table provides the compensation amounts for each of the Company’s directors in fiscal 2013.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Mr. Goebel	$80,000	$90,000	$170,000
Ms. Kleiner	$70,000	$90,000	$160,000
Mr. Murphy	$82,500	$90,000	$172,500
Mr. Myers	$65,000	$90,000	$155,000
Mr. Tehle	$72,500	$90,000	$162,500
Ms. Webb	$65,000	$90,000	$155,000
Mr. Wyatt	$80,000	$90,000	$170,000
(1)	The amount reported in the “Fees Earned or Paid in Cash” column reflects Board and Committee earned retainers paid to each director in 2013 either in cash or deferred at the director’s election.
(2)

The amount in the “Stock Awards” column reflects the grant date fair value of RSUs granted under the 2004 Stock Incentive Plan, computed in accordance with ASC 718. Each director received an annual equity award of 2,875 RSUs, valued at $90,000 on the date of grant, February 25, 2013. The restricted stock units vest 100% on the first business day 12 months from the date of grant or upon termination of service with the Board.

Outstanding Equity at Fiscal Year Ended

The table below sets forth the aggregate number of unvested RSUs and shares underlying outstanding stock options held by directors at the end of fiscal 2013. In fiscal 2009, directors began receiving annual equity grants in the form of RSUs rather than stock options.

Name	RSUs	Stock Options
Mr. Goebel	2,875	24,000
Ms. Kleiner	2,875	0
Mr. Murphy	2,875	37,800
Mr. Myers	2,875	0
Mr. Tehle	2,875	60,400
Ms. Webb	2,875	24,000
Mr. Wyatt	2,875	0

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended September 29, 2013.

The Audit Committee has reviewed and discussed the annual consolidated financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee met on five occasions in the fiscal year ended September 29, 2013. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013, for filing with the SEC.

THE AUDIT COMMITTEE

Michael W. Murphy, Chair

James M. Myers

David M. Tehle

Winifred M. Webb

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended September 29, 2013 and September 30, 3012.

	2013	2012
Audit Fees (1)	$910,520	$1,115,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
KPMG Total Fees	$910,520	$1,115,000
(1)

Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, included as Exhibit A to this Proxy Statement.

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PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2014. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG has served as the Company’s independent auditor since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 28, 2014, is hereby ratified, confirmed and approved.

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures, and related footnotes included in this Proxy Statement. This proposal is commonly known as a “Say on Pay” proposal.

The Say on Pay vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received an 87% favorable vote on Say on Pay at our February 2013 Annual Meeting of Stockholders.

The Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance targets and analysis. This consultant works exclusively for the Compensation Committee and performs no other work for the Company.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of short-term and long-term financial and strategic goals, and aligns our NEOs’ interests with the long-term interests of our stockholders by providing a mix of performance- and service-based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.

The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:

Pay for Performance Orientation

•

Targeted Pay. We target executive base salary, total cash compensation, and total direct compensation to approximate a reasonable range of the Market median for performance that meets expectations, with the opportunity for above-market median compensation only if performance exceeds expectations. (The “Market” is defined in Section III. Compensation Competitive Analysis of the CD&A.)

•	Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, including annual and long-term incentives that create a balance between short-term and long-term focus.

•

Annual Incentives. Our NEOs earned an annual incentive payment in fiscal 2013 because the Company exceeded its financial performance target for Operating Earnings Per Share, achieved its Restaurant Operating Margin target, and achieved its fiscal 2013 strategic goals at an overall level above target. Strategic goals are included in the annual incentive plan to motivate and reward for achievements that best position the Company for the future but are not directly reflected in our annual financial results. In fiscal 2013, these strategic goals included (a) improving the Jack in the Box guest experience in our restaurants and increasing market share, and (b) reducing general and administrative (“G&A”) costs through re-engineering and simplifying business processes, and through improving efficiencies in the way we provide shared services to our Jack in the Box and Qdoba brands.

Executives of our Qdoba brand (not among our NEOs in fiscal 2013) did not earn an annual incentive payout for fiscal 2013 due to the brand not achieving its threshold financial targets.

•	Long-Term Incentives. Equity awards for our NEOs include a mix of stock options, performance share units (“PSUs”), and time-vested restricted stock units (“RSUs”) with holding requirements.

The November 2010 PSU award for our NEOs, which was based on performance targets for the three fiscal year period 2011-2013, vested in November 2013. The PSU targets were: (a) specified guest satisfaction goals (weighted one-third) and (b) Return on Invested Capital (“ROIC”) goals (weighted two-thirds). During that three-year period, the Company achieved the guest satisfaction goals at a level above the threshold, but slightly below target, and failed to achieve the threshold ROIC goals. Accordingly, in November 2013, our NEOs received a weighted payout of 29% of the target number of units granted for this PSU award.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Alignment with Long-Term Stockholder Interests

•	Stock Ownership Requirement. Our NEOs and other senior executives are required to own a significant amount of the Company’s stock, based on a multiple of salary.

•

Equity Awards. Option awards and time-vested RSUs have multi-year vesting; performance awards are based on achievement of financial and operational goals over a three-year period. RSUs are subject to a holding requirement of 50% or 100% until termination or retirement, based on whether the executive has met his or her stock ownership requirement on the date of the equity grants. The value of these awards, which have holding requirements or vest over the course of several years, is directly linked to our stock price, aligning the financial interests of our NEOs with the interests of our stockholders.

•	Evergreen Plan/No Repricing. We do not have an evergreen plan, and we prohibit repricing awards without stockholder approval.

Recommendation

With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs, setting NEO compensation that links pay to performance and provides an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2014 Annual Meeting of Stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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CD&A — I. EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“NEOs”). The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs. Compensation for fiscal 2012 and 2011 is shown for the NEOs who were also NEOs in either of those years.

Our fiscal year 2013 NEOs are:

•	Linda A. Lang (1)	Chairman and Chief Executive Officer (“CEO”), our principal executive officer

•	Leonard A. Comma (1)	President and Chief Operating Officer (“COO”)

•	Jerry P. Rebel	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer

•	Phillip H. Rudolph	Executive Vice President, General Counsel and Corporate Secretary

•	Mark H. Blankenship (2)	Senior Vice President, Chief Administrative Officer
(1)	Effective January 1, 2014, Ms. Lang retired as Chairman and CEO, and Mr. Comma assumed both positions.
(2)	Effective November 25, 2013, Dr. Blankenship was promoted to Executive Vice President, Chief People, Culture & Corporate Strategy Officer.

I. EXECUTIVE SUMMARY

Jack in the Box is committed to building long-term stockholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of Company performance and stockholder value creation. This executive summary provides an overview of our fiscal 2013 Company performance, compensation framework and pay actions, targeted total direct compensation, CEO pay for performance alignment, and governance practices.

a. Fiscal 2013 Company Performance

The Company delivered another year of strong financial and operational performance in fiscal 2013, and we believe that the pay-for-performance philosophy of our executive compensation program was an important driver of our success. Our performance reflects the strength of our leadership team and employees, the success of our franchise business model, the restructuring activities we have undertaken to drive organizational efficiencies, and our focus on enhancing the entire guest experience in our restaurants. Fiscal 2013 highlights include:

•	The Company’s stock price increased 42.7% to $40.10 per share at fiscal year-end (FYE) 2013, versus $28.11 at FYE 2012.

•	Operating Earnings Per Share (“EPS”)[1] increased 39% to $1.82 per share for fiscal 2013 (versus $1.31 for fiscal 2012), on top of last year’s 41% increase over fiscal 2011.

•

The business model transformation of our Jack in the Box brand from primarily company-owned restaurants to franchise-owned restaurants is essentially complete. During the year, we raised our ultimate target for franchise ownership to 80-85%, and we reached 79% franchise ownership at fiscal year-end. This transformation has resulted in a less capital intensive business model with more annuity-like cash flows, as well as higher average unit volumes (AUVs) and margins for the remaining company restaurants that we operate.

•

During the year we took steps to strengthen our Qdoba brand. Most importantly, in March we hired Tim Casey as Qdoba’s brand president. Mr. Casey took swift action to identify and close underperforming restaurants and began a comprehensive review of Qdoba’s brand strategy.

•

As a result of our Jack in the Box refranchising and the closure of underperforming Qdoba locations, our consolidated restaurant operating margin improved 110 basis points to 17.1 percent of sales for the full year.

•

As we restructured the organization to reflect changes in our Jack in the Box and Qdoba systems, we have been transitioning to a shared-services approach to support the enterprise and both of our brands. This process is creating a more efficient organization while moving the Company toward our goal of G&A expense in the range of 3.5 to 4 percent of system-wide sales. For fiscal 2013, SG&A as a percentage of revenues improved to 14.8%, compared with 14.9% for fiscal 2012; and G&A as a percentage of system sales decreased to 4.3% versus 4.5% for the prior year.

[1]	Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 20, 2013.

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CD&A — I. EXECUTIVE SUMMARY

•

One of the biggest benefits of our business model transformation has been the Company’s conversion into a free cash flow generator. During the year we continued to return a significant amount of cash to our stockholders through the repurchase of over $140 million of common stock.

•

Despite a challenging economic environment, same-store sales at Jack in the Box company-operated restaurants improved 1.0% for the year, with systemwide sales growth of 0.3%. Same-store sales at Qdoba company-operated restaurants increased 0.5% for the year, with systemwide sales growth of 0.8%. We continue to execute on strategies that we believe will drive sustainable sales and market-share growth over the long-term.

•	Jack in the Box has continued to reduce speed of service times, and improved our guest satisfaction scores in each quarter in fiscal 2013.

These accomplishments helped us substantially exceed our annual incentive plan performance target for Operating EPS; achieve our Restaurant Operating Margin target; and achieve our fiscal 2013 strategic goals at an overall level above target, as described in Fiscal 2013 Compensation Section VI below. Accordingly, our NEOs received annual incentive payouts for fiscal 2013 of 176% of target payout, ranging from 97% to 176% of NEOs’ base salary. No Qdoba annual incentive was paid out for the fiscal year.

b. Fiscal 2013 Compensation Framework

Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial, operational, and strategic performance metrics, varying time horizons, and multiple equity vehicles. The largest portion of target executive compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals. In combination, these metrics and variables provide a balanced and comprehensive view of performance, and drive the Committee’s executive compensation decisions. The framework and key fiscal 2013 pay actions are shown below.

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CD&A — I. EXECUTIVE SUMMARY

c. Fiscal 2013 Targeted Total Direct Compensation

The chart below shows the percentage breakdown of targeted total direct compensation (“TDC”) (consisting of base salary, target annual incentive, and target long-term incentive calculated as described in Section I.d.) for each NEO in fiscal 2013. Consistent with our pay for performance philosophy (as described more fully in Section II of this CD&A), the largest portion of compensation is variable, at-risk pay in the form of annual and long-term incentives: 79% for our CEO and 60%-72% for our other NEOs.

The Committee determined, based on market data and advice provided by its independent consultant that the target TDC for our CEO in fiscal 2013 was $4.8 million (consisting of base salary of $995,000, target annual incentive of $995,000, and target long-term incentive (LTI) guideline of $2.8 million). Consistent with our compensation philosophy, TDC is generally +/-15% of the market median (including +/-30% of LTI guideline), based on the Committee’s discretion and consideration of performance, retention, and other factors. Ms. Lang’s actual TDC in fiscal 2013 was $6.2 million.

CEO Total Direct Compensation

	Target (w/LTI at Guideline, 000s)	Actual (000s)
Salary	$995.0	$991.6
Annual Incentive	$995.0	$1,748.0
Long-Term Incentive (LTI)	$2,800.0	$3,418.0
Total	$4,790.0	$6,157.6

The increase in actual TDC over target TDC was primarily reflective of: (a) an additional $753,000 due to an annual incentive payout at 176% of target based on the Company’s above target performance on the annual goals; (b) an additional $400,000 in LTI value due to the Committee setting her actual grant above the guideline to recognize her strong past performance and provide her greater potential value in long-term incentive than in base pay; and (c) an additional $218,000 in the “fair value” calculation used for valuing stock options and full value shares under accounting principles, and due to the appreciation of our stock price between (i) when the Committee determines the number of shares awarded utilizing the 60 day average closing price approximately two weeks prior to Committee approval date ($26.91) and (ii) the increased price on the grant date ($27.49), which, in accordance with our standard practice, is the second business day of the open “window” (under the Company’s Employee/Insider Trading Policy) following the release of the prior fiscal year-end earnings. The LTI component values for each NEO are provided in Section VI.c. — Fiscal 2013 Compensation — Long-Term Incentive Compensation.

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CD&A — I. EXECUTIVE SUMMARY

d. CEO Compensation and Pay for Performance Alignment

Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The following graph shows the relationship of our CEO’s actual TDC (base salary, actual annual incentive earned, and long term incentive value based on the estimated value of each award using the stock price at the time of grant and, for PSUs, the entire three-year potential share payout at target), compared to our cumulative shareholder return performance in each of the last five fiscal years. As illustrated, Ms. Lang’s compensation was generally aligned with Company performance.

(1)	The Cumulative Total Return numbers assume that the value of the investment in the Company’s Common Stock was $100 on September 28, 2008 and track such investment through September 29, 2013.
(2)

Note on 2009 TDC. Ms. Lang’s total direct compensation from fiscal 2009 to 2010 increased solely due to a shift in timing of the annual equity grants. As explained in our prior proxy statements, beginning in 2009, the Committee shifted the timing of the annual equity grants to executives from September to November, resulting in the 2009 grant being shifted into fiscal 2010. Absent this timing shift, the CEO’s 2010 TDC would have decreased from 2009 to 2010.

e. Governance Practices

The Company has several governance practices that it believes reinforce the soundness of our compensation programs.

•	The Compensation Committee is made up entirely of independent directors who meet the enhanced independence requirements under the new NASDAQ listing standards;

•	The Committee retains an independent compensation consultant who works exclusively for the Committee and does not perform any other work for the Company;

•

The Company ceased providing tax gross-ups in any compensation arrangements entered into in 2009 and later, except for relocation costs which would require Board approval. No such relocation payments have been made to any NEO since 2008;

•	Directors, NEOs and other executives have stock ownership and holding requirements until termination of service;

•	The Company prohibits any hedging transactions involving our stock, pledges of Company stock, and the holding of Company stock in margin accounts; and

•	A clawback policy was adopted in 2008 and applies to incentive cash compensation and performance-based equity awards.

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CD&A — I. EXECUTIVE SUMMARY

f. Say-on-Pay Feedback from Stockholders

In 2013, we sought an advisory vote from our stockholders regarding our executive compensation program and received an 87% favorable vote supporting the program. The Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation packages provided to our NEOs and other executives. Given the significant level of stockholder support and our stockholder outreach throughout the year, the Committee concluded that our compensation program continues to provide a competitive pay for performance package that effectively incentivizes our NEOs and other executives to maximize stockholder value. The program also encourages retention of talented NEOs and executives. Accordingly, the Committee determined not to make any significant changes as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for the NEOs and executives.

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CD&A — II. COMPENSATION PHILOSOPHY AND OBJECTIVES

II. COMPENSATION PHILOSOPHY AND OBJECTIVES

a. Compensation Philosophy

Our executive compensation program and pay decisions are based on the philosophy established by the Committee:

Competitive Pay for Expected Performance

Exemplary Pay for Exemplary Performance

•

Competitive Pay means base salary and incentive opportunities that approximate the median of the Market (within a reasonable range of the 50th percentile, generally +/- 10% for base salary and annual incentive, and +/- 15% for total direct compensation (TDC), which includes base salary, annual incentive, and long-term incentive. (The “Market” is defined in Section III “Compensation Competitive Analysis” of this proxy.)

•	Expected Performance means the performance targets approved by the Board of Directors.

•	Exemplary Pay means annual and long-term incentive awards that are generally above the median of the Market.

•	Exemplary Performance means performance that exceeds the performance targets approved by the Committee, based on the operational plan and budget approved by the Board of Directors.

b. Compensation Objectives

The Committee has set the following objectives for compensating our NEOs and other executives, and considers these objectives in making compensation decisions:

Objective	Description
Competitive Pay	We provide competitive pay that is commensurate with job scope, responsibilities, and individual performance, and that is intended to attract and retain talent. Competitive pay is intended to approximate a reasonable range of pay relative to the Market (defined in Section III. below), and includes base salary, target level of annual incentive, and target award value of long-term incentives.
Pay Mix	We use a mix of fixed-pay and incentive compensation with different time horizons (annual, 3-year, 5-year, and until termination or retirement) and forms of payout (cash and stock) to reward for annual and long-term performance. A large portion of compensation is delivered in the form of equity, the value of which is directly linked to the value of the Company’s stock.
Pay for Performance	A large portion of executive compensation is variable, at-risk pay tied directly to achievement of annual and long-term incentive goals. Variable reward payouts are designed to provide competitive pay for achieving expected performance, and above competitive pay for performance that exceeds expectations. The Committee exercises judgment and discretion in program design and pay decisions, taking into consideration what and how goals were accomplished, to avoid relying solely on formulaic designs.
Stockholder Alignment	We require NEOs and other executives to have a meaningful financial stake in the Company by holding shares of Company stock until termination of service.
Balanced Performance Measurement	We use a combination of financial, operational, and strategic performance metrics, varying time horizons, and multiple equity vehicles to provide a balanced and comprehensive measurement of performance.
Managing Compensation Risk	We set incentive goals in such a way as to discourage excessive risk taking, and avoid placing too much emphasis on any one metric or performance time horizon.

c. Internal Pay Equity

Our compensation programs are designed so that potential compensation opportunities are appropriate relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on an executive’s base pay and individual performance over time. In fiscal 2013, our CEO’s targeted TDC was approximately 2.3 times higher than the next highest paid executive.

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CD&A — III. COMPENSATION COMPETITIVE ANALYSIS

III. COMPENSATION COMPETITIVE ANALYSIS

a. Competitive Analysis

Each year the Committee relies on a variety of data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Committee uses to perform this analysis includes:

•	The Company’s performance against its internal financial, operational and strategic targets;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation; and

•	A review of “Market” compensation, provided by the Committee’s independent consultant, that includes compensation data from (a) proxy statement disclosures of our Peer Group (defined below), (b) a restaurant industry compensation survey, and (c) general industry data from national compensation surveys.

The Committee also considers the Company’s financial performance relative to our Peer Group. Although we target compensation to approximate a reasonable range of the Market median, as described in our compensation philosophy, the Committee has discretion to determine if it is in the Company’s best interest to provide any executives with compensation that varies from this general approach.

b. Fiscal 2013 Peer Group

We use a Peer Group to assess the competitive pay levels of our NEOs and other executives, and to evaluate program design elements. The Committee believes the Peer Group should consist of a combination of restaurant and retail companies because these are the primary companies with which we compete for executive talent.

Our practice in selecting Peer Group companies is to look for companies that are comparable in size (GAAP revenue and market capitalization, generally between 0.5x and 2.0x Jack in the Box). The Committee also reviews systemwide sales, number of locations, business models and consumer focus. In reviewing systemwide sales comparisons, the Committee focuses on the eleven restaurant companies in the Peer Group (for which comparative data is applicable).

For 2013, the Committee’s compensation consultant recommended and the Committee approved the following changes to the Peer Group:

•

Removing PF Chang’s which went private; Collective Brands, which was acquired; and Dick’s Sporting Goods, Hyatt Hotels Corporation, RadioShack and Wyndham Worldwide Corporation whose revenue and market capitalization exceeded that of Jack in the Box;

•	Adding Finish Line, Genesco Inc., Urban Outfitters and Domino’s Pizza, which meet our peer group criteria.

The Committee approved the revised fiscal 2013 Peer Group in August 2012, based on the parameters described above, and the peer group trailing four-quarter revenue and market cap data at the time. At such time, the Peer Group members’ revenue and market cap medians were $2.2 billion and $1.8 billion, respectively, compared with Jack in the Box revenue and market cap of $1.6 billion and $1.2 billion. The Committee believes that the fiscal 2013 Peer Group provided sound representation of competitive pay levels and practices.

2013 Peer Group

Restaurant	Retail
Brinker International, Inc.	Aeropostale Inc.
The Cheesecake Factory Incorporated	Chicos FAS Inc.
Chipotle Mexican Grill Inc.	Children’s Place Retail Stores Inc.
Cracker Barrel Old Country Store, Inc.	DSW Inc.
Darden Restaurants, Inc.	Finish Line, Inc.
DineEquity, Inc.	Genesco Inc.
Domino’s Pizza	Urban Outfitters, Inc.
Panera Bread Company
Ruby Tuesday, Inc.
Sonic Corporation
The Wendy’s Company

32    JACK IN THE BOX INC.  ï  2014 Proxy Statement

CD&A — IV. ELEMENTS OF COMPENSATION

IV. ELEMENTS OF COMPENSATION

Our executive compensation programs consist of the elements summarized below, and are designed to (a) achieve our compensation objectives, (b) enable the Company to retain, motivate, engage, and reward our NEOs and other executives, and (c) encourage an appropriate level of risk taking, as discussed later in this CD&A.

Element / Type of Plan	Link to Compensation Objectives	Key Features

Base Salary (Cash)	Fixed amount of compensation for performing day-to-day responsibilities. Provides financial stability and security.	Competitive pay that is targeted to approximate a reasonable range of the median of the Market, taking into account job scope, criticality of position, knowledge, skills and experience. Generally, executives are eligible for an annual salary increase, depending on individual performance, market pay changes and internal equity.

Annual Incentive (Cash)	Motivates and rewards for achievement of annual Company financial and operational goals and other strategic objectives for the current fiscal year.	Targeted to approximate a reasonable range of the Market median. Total potential payouts range from 0% - 200% of target payout. Goals and weighting are set annually for specific financial and/or strategic performance. Fiscal 2013 goals are described in Section VI.b.

Long-Term Incentive (Equity)

Motivates and rewards for sustained long-term financial and operational performance that increases stockholder value.

Encourages continued employment through vesting periods in order to obtain shares.

Stock ownership and holding requirements align the financial interests of our executives with the financial interests of our stockholders.

Grant guidelines are reviewed annually and set to result in total pay that is within a reasonable range of the Market median. Actual grants may vary from the LTI guideline based on individual performance.

Stock Options: Option awards represent 50% of an executive’s LTI guideline; they vest ratably over 3 years and expire 7 years from the grant date. The exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant.

Performance Awards:

Performance Share Units (PSUs) represent 30% of LTI guideline, are payable in stock, and vest upon the achievement, if any, of performance goals over a 3-fiscal year performance period. 2013-2015 goals are described in Section VI.c.

Restricted Stock Units (RSUs): RSUs represent 20% of LTI guideline, vest 20% per year over 5 years, and are payable in stock, with shares subject to a holding requirement until termination of service (100% of after-tax net shares for executives that have not met their stock ownership guideline, or 50% of after-tax net shares for executives who have met the guideline).

Perquisites (Cash)	Provides a limited cash value for certain other benefits that are typically offered to executives in the Market.	A taxable benefit is provided to executives and paid bi-weekly. This benefit is intended to defray expenses for financial planning, and the executive’s use of their personal automobile and cell phone for business purposes.

Retirement Benefits (Pension, Deferred Compensation, SERP)	Provides for retirement income to reward service and commitment to the Company and to encourage retention.

Pension — NEOs are participants in the same pension plan as other employees, based on years of service and earnings up to IRC limitations. The plan was closed to new participants beginning January 1, 2011 and will sunset on December 31, 2015.

Supplemental Pension (“SERP”) — The SERP is available to three fiscal 2013 NEOs who were hired or promoted to an Officer position prior to 2007; the plan was closed to new participants in 2007. It provides retirement income, on a non-qualified basis, for compensation without regard to IRC limitations.

Executive Deferred Compensation Plan (“EDCP”) — Non-qualified deferred compensation plan that is offered to other highly-compensated employees. Executives hired or promoted to an Officer position after 2007 (and not eligible for the SERP), including two fiscal 2013 NEOs, receive an additional Company contribution to the EDCP for 10 years.

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CD&A — V. COMPENSATION DECISION-MAKING PROCESS

V. COMPENSATION DECISION-MAKING PROCESS

Role of the Compensation Committee

The Committee works closely with its independent consultant and meets regularly, including in executive session without management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The Committee reviews a variety of market data and information, including Company, Peer Group, restaurant/retail industry, and general industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports the actions of the Committee to the Board at each regular meeting.

The Committee’s responsibilities include reviewing and approving:

•	The compensation Peer Group;

•	Our compensation philosophy;

•	Amount and form of executive compensation (pay increases, equity grants);

•	CEO performance and compensation;

•	Annual and long-term incentive plans and benefit plans;

•	Performance metrics and goals, and achievement of goals, in annual and long-term incentive plans;

•	Board compensation; and

•	Annual proxy statement/CD&A disclosure.

Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or “Consultant”) as its independent compensation consultant since January 2010. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Semler Brossy; (ii) the amount of fees from the Company paid to Semler Brossy as a percentage of Semler Brossy’s total revenue; (iii) Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by

Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

The Consultant performs the following responsibilities:

•	Attends Committee meetings;

•

Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness of our compensation program;

•	Provides and discusses peer group and survey data for competitive comparisons; and, based on this information, offers independent recommendations on CEO and NEO compensation;

•	Reviews the CD&A, compensation tables, and other compensation-related disclosures in our proxy statements;

•	Offers recommendations, insights and perspectives on compensation related matters;

•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and

•	Supports the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our stockholders.

In fiscal 2013, Semler Brossy attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings. Semler Brossy reviewed this CD&A and the tables contained in this Proxy Statement.

Role of the CEO in Compensation Decisions

When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the NEOs and executives (other than herself); and provides her recommendations to the Committee on NEO and other executives’ compensation, in consultation with the Company’s EVP, Chief People, Culture & Corporate Strategy Officer and the compensation and benefits department. The CFO and finance department also provide information and answer the Committee’s questions regarding company financial targets and projections. The CEO meets privately with the Committee and its consultant to discuss her executive pay recommendations, and provides her insight and perspectives to the Committee on the reports and recommendations of the Committee’s Consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and other related topics.

The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or any other members of management present.

34    JACK IN THE BOX INC.  ï  2014 Proxy Statement

CD&A — VI. FISCAL 2013 COMPENSATION

VI. FISCAL 2013 COMPENSATION

a. Base Salary

In fiscal 2013, the Committee approved the following NEO salary increases, effective November 2012, to recognize individual performance, skills, experience, criticality of position, and to maintain market competitiveness.

2013 Base Salary Increases

Name	FY 2012 Salary (000s)	FY 2013 Salary (000s)	% Increase
Ms. Lang	$966	$995	3.0%
Mr. Comma (1)	$550	$578	5.1%
Mr. Rebel	$506	$524	3.6%
Mr. Rudolph	$456	$471	3.3%
Dr. Blankenship	$317	$333	5.0%
(1)	In August 2013, the Board appointed Mr. Comma to succeed Ms. Lang as Chairman and CEO, and increased his base salary to $800,000 effective November 25, 2013 (during Fiscal 2014), in conjunction with the Company’s annual officer compensation review and any adjustments.

b. Performance-Based Annual Incentive Compensation (Cash)

In November 2012, the Committee approved the annual incentive goals for fiscal 2013 based on the Company’s fiscal 2013 operational plan and budget approved by the Board. The annual goals included: (1) Operating EPS from continuing operations1, using the same calculation that management and the investment community commonly uses to assess the Company’s performance; (2) Restaurant Operating Margin, and (3) specified strategic goals, subject to a minimum financial performance threshold, as described below.

When setting fiscal 2013 annual incentive goals, the Committee and our CEO considered: the Company’s fiscal 2013 operational plan and budget, then-current economic conditions, and potential events that could impact future sales and earnings levels; the results of a sensitivity analysis of Company performance results relative to the incentive targets; and the advice of the Committee’s Consultant.

Based on this review, the Committee approved consolidated goals for Jack in the Box and goals for our Qdoba brand. The Committee believed that the goals were challenging yet reasonable, and would increase stockholder value if achieved. The table on the following page describes each goal, its rationale, and its relative weight in the plan for the Jack in the Box and Qdoba participants, respectively.

The annual incentive compensation of our 2013 NEOs was based solely on Jack in the Box consolidated goals; however, we have included a summary description of the goals established for our Qdoba executives because we believe this information may be helpful to have an understanding of our overall executive compensation program.

[1]	Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains from refranchising. For a reconciliation, please see the Company’s current report on Form 8-K and accompanying press release filed November 20, 2013.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    35

CD&A — VI. FISCAL 2013 COMPENSATION

2013 Performance Metrics	Weight	Why Goal Is Used
JACK IN THE BOX
Operating EPS (diluted)	60%	This is a primary measure of how well the Company is performing overall, and is a key driver of stockholder return over the long-term. This metric excludes restructuring charges and gains from the sale of company restaurants.
Consolidated Restaurant Operating Margin (“ROM”)	20%	Consolidated ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators, our franchising strategy, and our stockholders and potential investors.
Strategic Goals - Improve Jack in the Box guest experience/increase market share - G&A Improvement	20%	These strategic goals reward for (a) improving the guest experience in our Jack in the Box restaurants and increasing market share, and (b) reducing G&A costs through re-engineering, simplifying business processes, and improving the efficiency of shared services support for our brands and our corporate functions. Any payout for achievement of these strategic goals is conditioned upon the Company achieving a minimum Operating EPS threshold.
QDOBA
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	60%	Qdoba EBITDA is a key performance metric for measuring operational performance relative to profitability.
Qdoba Restaurant Operating Margin (“ROM”)	20%	Qdoba ROM measures how effectively Qdoba manages its business operations and costs, and is a key performance metric for alignment with our franchise operators and our stockholders and potential investors.
Strategic Goals - Improve Qdoba guest service experience - G&A Improvement	20%	The strategic goals reward for (a) improving the guest experience in our restaurants which should result in sustainable same store sales increases, and (b) reducing G&A costs through shared business process opportunities and shared services opportunities with Jack in the Box. Any payout for achievement of these strategic goals is conditioned upon Qdoba achieving a minimum EBITDA threshold.

Fiscal 2013 Performance Results

Financial targets and actual 2013 performance for Jack in the Box Operating EPS from Continuing Operations and Consolidated ROM are shown in the chart below. The Committee based actual incentive payouts on an adjusted, lower Operating EPS ($1.67) and consolidated ROM (16.1%), also shown in the chart, which were calculated so as to exclude the benefit of the closure of 62 Qdoba restaurants during the fiscal year, as these closures were not reflected in the original targets.

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CD&A — VI. FISCAL 2013 COMPENSATION

The Qdoba annual incentive plan EBITDA and ROM threshold goals were not met, so no annual incentive was paid to Qdoba executives.

The strategic goals (accounting for 20% of the target annual incentive) were subject to a minimum Operating EPS of $1.20 (for Jack in the Box executives) and a minimum EBITDA of $38.3MM (for Qdoba executives) which, if met, funded the strategic portion of the award, but still permitted the Committee to exercise discretion to reduce the payout based on the Committee’s determination of the level of achievement attained. As Qdoba failed to achieve the minimum EBITDA, no payout was made for strategic goals. As Jack in the Box exceeded the minimum EPS threshold, the Committee assessed Management’s achievement on its two strategic goals for the year relating to (1) reducing G&A and (2) improving the guest experience and increasing market share. On the first strategic goal of reducing G&A, the Committee determined that Management achieved the maximum performance level, based on their assessment of Management’s progress on re-engineering processes aimed at reducing G&A and improving the efficiency of shared services support for our brands and corporate functions. This included combining the restaurant facility services and IT support functions across both the Jack in the Box (JIB) and Qdoba brands, outsourcing restaurant technology call center operations, continuing with the integration of JIB and Qdoba

Human Resources functions, programs, and policies; and integrating supply chain, food safety systems and audit processes, internal brand communications, franchise business development, real estate analysis and asset planning, and consumer intelligence and analytics functions.

On the second strategic goal, to improve the guest experience and increase market share, the Committee determined Management had achieved just below target level performance based on their assessment of:

•	Same-store sales performance compared to performance of our key competitors and The NPD Group/Sales Track data for the Quick Service Restaurant Sandwich category;

•	Improvement in operational execution in the areas of speed of service and Voice of Guest (“VOG”) scores, including an increase in overall satisfaction “top box” scores;

•	Establishment and execution of functional teams that focus on initiatives to improve operational execution and consistent brand image;

•	Improvement in guest feedback methods, including the implementation of a new vendor, improvement in guest analytic processes, and guest callback systems; and

•	The change in Jack in the Box system and company average unit volume (AUV).

Fiscal 2013 Payouts

The 2013 target and maximum annual incentive payout percentages for the NEOs, expressed as a percentage of annual base salary, are shown in the table below. There is no minimum amount of incentive payout guaranteed for the NEOs. The payout percentages are set by position level relative to Market data and each executive’s role in the Company. Because the Company met or exceeded each of the consolidated Jack in the Box financial goals, and the Board determined that Management performed well, but not at the maximum level for strategic goals, the annual incentive payouts to all our NEOs were 176% of target payout. As Qdoba did not meet the fiscal 2013 financial thresholds, no annual incentive payouts were made to Qdoba executives.

	Payout (As Percent of Salary)		Target Incentive (000s)	Actual Payout (As Percent of Salary)	Actual Incentive Earned (000s)
	Target	Max
Ms. Lang	100%	200%	$995.0	176%	$1,748.0
Mr. Comma	85%	170%	$491.3	149%	$862.7
Mr. Rebel	75%	150%	$393.0	132%	$690.5
Mr. Rudolph	75%	150%	$353.2	132%	$620.6
Dr. Blankenship	55%	110%	$183.1	97%	$321.7

c. Long-Term Incentive Compensation

Prior to 2013, the long-term incentive programs differed for the executives of our Jack in the Box and Qdoba brands. Beginning in fiscal 2013, the programs are the same, consisting of stock options (50%), performance share units (PSUs) (30%), and restricted stock units (RSUs) (20%). The Committee chose these forms of equity awards and weightings to (a) provide stock options, with the highest weighting, that directly aligns executive pay with the creation of value to our stockholders through stock price appreciation, (b) provide PSUs that directly link executive pay to achievement of longer-term Company financial and operational goals, and (c) provide time-vested RSUs to help facilitate stock

JACK IN THE BOX INC.  ï  2014 Proxy Statement    37

CD&A — VI. FISCAL 2013 COMPENSATION

ownership and retention value. In fiscal 2013, the performance metrics established for the PSUs are specific to each brand.

Each year, the Committee’s Consultant provides long-term incentive (LTI) grant guidelines that deliver approximately the median of Market TDC when combined with base salary and target annual incentive. For the fiscal 2013 grant, the Committee considered the equity grant guidelines, the Company’s overall performance, each brand’s performance for the prior fiscal year, recommendations from the CEO (except with regard to her own compensation), and input from the Committee’s Consultant to determine the actual grant value for each NEO and executive.

The chart below illustrates our long-term incentive structure and key elements for Jack in the Box executives, which are described in Section IV-Elements of Compensation.

PSUs vest after three years based upon performance metrics established at the beginning of the three fiscal-year period, with specific performance targets on those metrics reviewed and established at the beginning of each fiscal year and subject to the requirement that the thresholds set for the second and third years may not be lower than the threshold set for the first year. The Committee believes that setting performance targets annually allows for a better understanding of the difficulty in the performance targets at the time they are set and, as a result, better alignment between performance achieved and payouts to executives.

For our 2013 NEOs (which were all Jack in the Box executives), the performance goals established for PSUs for the 2013-2015 performance period include: (a) ROIC from Operations (“ROIC”) and (b) Jack in the Box System AUV Sales Growth. ROIC is a key indicator of our ability to increase long-term stockholder value, and AUV sales growth is key to the Company’s investment thesis and long-term growth.

For Qdoba executives, the performance goals established for the 2013-15 PSUs are: (a) Cash-on-Cash returns on New Restaurants, and (b) Qdoba System AUV Sales Growth. These goals were selected for Qdoba because they are both most similar and equitable to the Jack in the Box goals and best measure the success of Qdoba over a longer-term performance period. The Committee believed both the Jack in the Box and Qdoba goals are appropriate long-term goals because they are best measured over time.

Consistent with our pay for performance philosophy, PSUs granted in November 2010 for Jack in the Box executives (which were based on the fiscal 2011-13 performance period and payable in November 2013), resulted in a weighted payout of 29% of the target number of PSUs awarded due to achievement of the guest satisfaction goals (weighted one-third) at a level slightly below target; but failure to achieve the threshold ROIC goals (weighted two-thirds).

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CD&A — VI. FISCAL 2013 COMPENSATION

The table below shows the actual LTI grants to our fiscal 2013 NEOs.

Fiscal 2013 Long-Term Incentive Grants to NEOs

	Stock Options		PSUs (At Target)		Time-Vested RSUs
Name	# Shares Underlying Options	Grant Date Fair Value (000s)	# Units	Full Three Year Value (000s)	# Units	Grant Date Fair Value (000s)	Total (000s)
Ms. Lang	150,659	$1,783.8	35,674	$980.7	23,783	$653.8	$3,418.3
Mr. Comma (1)	49,545	$586.6	11,735	$322.6	7,823	$215.0	$1,124.2
Mr. Rebel	42,362	$501.6	10,033	$275.8	6,689	$183.9	$961.3
Mr. Rudolph (1)	25,497	$301.9	6,039	$166.0	4,026	$110.7	$578.6
Dr. Blankenship	15,297	$181.1	3,623	$99.6	2,415	$66.4	$347.1
(1)

In order to facilitate stock ownership, under the Company’s prior executive stock ownership program in place through 2010, executive officers at the SVP level and higher were given grants of full value stock awards to meet and maintain their stock ownership guideline. Prior to fiscal 2009, these awards consisted of restricted stock awards (RSAs), and in fiscal 2009 and 2010, consisted of restricted stock units (RSUs). Both forms of awards vest over ten years: RSAs are held in an escrow account until the executive’s separation; RSUs are not converted to shares and distributed until the executive’s separation. In fiscal 2011, the Company transitioned to time-vested RSUs with after-tax net share holding requirements until separation. The value of the RSAs or RSUs granted earlier under the prior stock ownership program is applied to offset, or reduce, future equity awards that may be granted to such executives over a five year period. Mr. Comma and Mr. Rudolph’s fiscal 2013 equity grants reflect such offsets.

Grant Detail

The number of options and full-value shares or units granted was determined by dividing the LTI grant value approved by the Committee at its November 2012 meeting by the 60-day average closing price of Jack in the Box Common Stock two weeks prior to the meeting. The option to full value share methodology used to determine the number of options granted is described in the Summary Compensation Table footnote. In accordance with our standard practice, the grant date of the fiscal 2013 awards was the second business day of the “window period” that opened in accordance with the Company’s Employee/Insider Trading Policy, after the release of the prior fiscal year-end earnings. The grant values in the table above reflect the Committee’s methodology in valuing these awards on the grant date, and are based on the number of options or full-value shares or units subject to the award (for PSUs based on the target number of shares for the entire three year award) and the closing price of the stock on the date of grant.

d. Cash Perquisite Allowance

Executives receive an annual cash perquisite allowance. The allowance is taxable to each executive, and the Company does not provide a tax gross-up.

Name	Allowance
Ms. Lang	$66,500
Mr. Comma	$52,000
Mr. Rebel	$52,000
Mr. Rudolph	$52,000
Dr. Blankenship	$45,700

JACK IN THE BOX INC.  ï  2014 Proxy Statement    39

CD&A — VII. OTHER BENEFIT PROGRAMS AND POLICIES

VII. OTHER BENEFIT PROGRAMS AND POLICIES

a. Executive Benefits

Our NEOs and other executives receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides each NEO with an enhanced level of employer-paid term life insurance with a value for each NEO of $770,000.

b. Retirement Plans

The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.

•

Defined Benefit Pension Plan (“Retirement Plan”) — Our NEOs, along with our employees generally are participants in a tax-qualified defined benefit pension plan. This plan was closed to new employees hired on or after January 1, 2011 and will “sunset” on December 31, 2015. This means that our NEOs and employees will no longer accrue additional benefits based on additional pay and service as of that date. Participants in the pension plan, including our NEOs, receive their accrued benefit at retirement.

•

Supplemental Executive Retirement Plan (“SERP”) — In addition to the pension plan, three of our NEOs and a limited number of other executives and employees are participants in the SERP. Effective January 1, 2007, the SERP was closed to new participants. The SERP is unfunded and not qualified for tax purposes. The SERP was established in 1990 to address IRC limitations on pension benefits that could be accrued under our tax-qualified pension plan.

•

Non-Qualified Deferred Compensation Plan (“EDCP”) — Our NEOs and other highly-compensated employees who are excluded from participating in our qualified 401(k) Plan are eligible to participate in our EDCP.

Participants may defer up to 50% of base salary, and up to 85% of their annual cash incentive (prior to fiscal 2013, it was up to 100% of annual incentive). The Company matches 100% of the first 3% of deferred base salary and annual incentive. These obligations represent an unsecured claim against the Company.

•

Enhanced EDCP — Due to the closure of the SERP in 2007, employees hired or promoted into a Corporate Vice President or above position on or after January 1, 2007 receive an additional contribution to their EDCP account of 4% of base salary and annual incentive each year for up to 10 years.

•

Qualified 401(k) Plan (“E$P”) — Prior to 1990, executives were eligible to participate in the Jack in the Box Inc. Easy$aver Plus Plan which includes a cash or deferred arrangement under IRC Section 401(k). Ms. Lang participated in the E$P Plan at that time. Beginning in 1990, highly compensated employees were excluded from participating in the E$P Plan. Executives with existing balances in the E$P Plan are able to maintain their balances in the E$P Plan; however they can no longer make deferrals into the E$P.

c. Executive Stock Ownership and Holding Requirements

In 2002, stock ownership guidelines were adopted that require our NEOs and senior vice presidents and higher to maintain a minimum equity stake in Jack in the Box. The guidelines are based on a multiple of salary and are intended to assure that these executives maintain a meaningful financial stake in the Company to promote a long-term perspective in managing the business, and to align the long-term financial interests of these executives with those of our stockholders.

Prior to 2011, the executive stock ownership program included one-time grants of restricted stock that were required to be held until the executive’s termination of service with the Company. Since fiscal 2011, executives have been granted time-vested RSUs that include a share holding requirement until termination of service.

Position	Minimum Ownership (multiple of base salary)
Chairman and CEO	5.0x
President and COO	4.0x
Executive Vice President	3.0x
Senior Vice President	1.5x
Qdoba President	1.0x

Holding Requirement

Executives subject to stock ownership requirements are required to hold 100% of the shares issued from each RSU grant after it vests until their stock ownership guidelines are met, and required to hold 50% of the shares issued from each RSU grant after it vests if they have met their stock ownership guidelines. Holding requirements are applied on an after-tax net share basis.

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CD&A — VII. OTHER BENEFIT PROGRAMS AND POLICIES

d. Named Executive Officer Stock Ownership

Ownership is reviewed annually by the Committee at the time equity grants are approved. As of the end of fiscal year 2013, Dr. Blankenship is the only NEO who has not met his stock ownership requirement. Dr. Blankenship was promoted to Senior Vice President in October 2010. His 2010, 2011, and 2012 RSU grants, and all future RSU grants, are subject to a holding requirement of 100% of net shares until his stock ownership requirement is met.

Name	Direct Ownership	Restricted Shares/ Units	Total Shares	Value at 9/29/13 @ $40.10 (000s)	Value of Stock Ownership Requirement (000s)	Meets Requirement
Ms. Lang	18,402	261,583	279,985	$11,227	$4,975	Yes
Mr. Comma	2,396	55,683	58,079	$2,329	$2,312	Yes
Mr. Rebel	7,041	80,995	88,036	$3,530	$1,572	Yes
Mr. Rudolph	1,934	70,154	72,088	$2,891	$1,413	Yes
Dr. Blankenship	1,334	7,216	8,550	$343	$500	No

e. Derivative Transactions

The Company prohibits certain derivative transactions in Company stock. Officers, including NEOs, and their families, may not:

•	Trade in “puts”, “calls”, or other derivative vehicles involving the Company’s securities;
•	Engage in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Hold Company securities in margin accounts; or

•	Pledge Company securities.

f. Executive Compensation Recovery (“Clawback”) Policy

The Company’s compensation recovery policy provides that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, and includes the President and the COO of the Company’s subsidiary Qdoba Restaurant Corporation, as well as former Corporate Officers who were employed by the Company at the time of the fraud or intentional misconduct.

Executive compensation subject to recovery and/or cancellation may include:

i)	Annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,
ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and

iii)	Restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities. The Committee will continue to review potential changes to the Clawback Policy in light of the Dodd-Frank Act and any regulations or listing requirements based thereon.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    41

CD&A — VII. OTHER BENEFIT PROGRAMS AND POLICIES

g. Termination of Service

None of the NEOs have employment or severance agreements, except in the event of a change in control as described in the Compensation and Benefits Assurance Agreements discussion in the next section. When an NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan that may include:

•	Amounts contributed and distributions under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of IRC Section 409A).

•	Amounts accrued and vested in the Company’s pension plans (Retirement Plan and SERP).

•	If termination is after the end of the fiscal year but before payment, annual cash incentive award subject to the Company’s achievement of performance goals.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, the executive is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.

•	Prorated vesting of performance share units and full vesting of time-vested RSUs in accordance with the vesting schedule of each award.

•

A prorated annual cash incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If an NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death.

The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments Upon Termination or Change in Control” of this Proxy Statement.

h. Compensation & Benefits Assurance (Change in Control) Agreements

The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to senior executives to remain focused on running the business in the case of a pending or actual change in control event.

Accordingly, each of the NEOs and two other officers during fiscal 2013, had a CIC Agreement that provides compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of the change in control of the Company (a “double-trigger” agreement). Each agreement has a term of two years, and is subject to automatic extension for additional two-year terms unless either party to the agreement gives notice of intent not to renew. Further details are set forth in the section entitled “Potential Payments Upon Termination of Employment or Change in Control.”

Two of the CIC Agreements in effect at fiscal year-end were entered into prior to 2009 and include a gross-up provision. Only one remains in effect following Ms. Lang’s January 1, 2014 retirement. We initially provided for these gross-up payments because they allow each individual to recognize the full intended economic benefit of the change in control compensation, and eliminate unintended disparities between executive officers that the parachute payment excise tax can arbitrarily impose. However, in 2009, in line with market practices, the Committee determined not to enter into any future compensatory agreements that obligate us to provide tax gross-up payments intended to offset the cost of excise taxes imposed on “excess parachute payments”. As of fiscal 2013 year end, five CIC Agreements have been entered into since 2009, and none include a gross-up provision.

During fiscal 2012, the Committee reviewed the more recent CIC Agreement form, the purpose of providing the assurance benefits, and the relative payouts to executives and estimated costs of the CIC agreements if triggered. Following this review, and with advice from its Consultant, the Committee approved an amended form CIC agreement, so as to provide a “best after-tax” provision where benefits would be reduced only if doing so would result in a better after-tax economic position for the affected executive. Under this provision, there are no gross-ups payable; the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes. During FY 2013, the Committee re-reviewed the CIC agreement structure with its independent consultant, and plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.

A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the section following the compensation tables entitled Compensation & Benefits Assurance Agreements.

42    JACK IN THE BOX INC.  ï  2014 Proxy Statement

CD&A — VII. OTHER BENEFIT PROGRAMS AND POLICIES

i. Tax and Accounting Information

Internal Revenue Code Section 162(m)

The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a one million dollar limit on the amount of compensation that the Company can deduct in any one year for certain NEOs. Certain performance-based pay is excluded from this limit. For the reasons discussed earlier, our compensation programs are designed to provide the largest portion of an executive’s compensation through programs intended to qualify as performance-based compensation under Section 162(m), including our annual performance incentive plan and long-term incentive plan in the form of stock options and performance share units. However, corporate objectives may not necessarily align with the requirements of Section 162(m). Accordingly, the Committee may grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m). Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the one million dollar deductibility limit.

Internal Revenue Code Section 409A

Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

The Company administers the SERP and EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.

Expensing of Stock Options

The Company accounts for compensation expense associated with options in accordance with the Financial Accounting Standards Board (“FASB”) authoritative guidance on stock compensation and uses a binomial valuation model to determine the “fair value” of our stock options at grant.

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CD&A — VIII. FISCAL 2014 PROGRAM CHANGES

VIII. FISCAL 2014 PROGRAM CHANGES

Based on information and recommendations provided by its consultant, the Committee approved the following changes to the executive compensation program for Jack in the Box and Qdoba effective in fiscal 2014:

New CEO – In August 2013, Ms. Lang announced her retirement as Chairman and CEO, effective January 1, 2014, and the Board appointed the President and Chief Operating Officer, Mr. Comma, to succeed her in both positions. In conjunction with this appointment, the Board, based upon the recommendation of the Compensation Committee, increased Mr. Comma’s base salary to $800,000, his annual perquisite to $66,500 and set his target annual bonus at 100% of his base salary, effective November 25, 2013, to coincide with the Company’s annual officer compensation review and pay adjustments. In light of her upcoming retirement during FY 2014, Ms. Lang was not awarded an annual or long-term incentive grant for FY 2014 or later. Ms. Lang received no additional benefits in connection with her retirement beyond the standard provisions of the compensation and benefits programs described herein and in which she was a participant.

Peer Group – As it does every year, the Committee in August 2013 reviewed the make-up of the Peer Group that we use to assess executive compensation. Working closely with its independent consultant, and considering the anticipated fiscal 2014 Company revenues, the Committee approved changes to the 2014 Peer Group to:

•	Remove Darden Restaurants, Inc. due to its size being substantially larger than that of the Peer Group based on defined criteria (i.e., revenue, market capitalization, and systemwide sales), and
•	Add Buffalo Wild Wings, which more closely meets the established criteria for our Peer Group.

Annual Incentive Plans – As a component of our re-engineering efforts and our objective to have incentive plans in place that are aligned with overall enterprise performance, and the performance of each of our brands (Jack in the Box and Qdoba), the Committee approved certain changes to our Fiscal 2014 incentive plans.

For fiscal 2014, the performance metrics for Senior Executives are Jack in the Box Inc. Operating EPS (60%), consolidated restaurant operating margin “ROM” (20%), and consolidated strategic goals (20%). The incentives for the Jack in the Box (JIB) Brand President and Qdoba Brand President will include additional brand specific metrics. The Brand Presidents’ incentive will be 50% weighted on Jack in the Box Inc. (consolidated) performance and 50% on the financial performance of their respective brand (JIB or Qdoba) based on two measures: Operating Earnings Before Interest and Taxes (EBIT) (30%) and ROM (20%).

Long Term Incentive – The long-term incentive (LTI) program will be the same enterprise wide, consisting of grants of Jack in the Box Inc. stock options (weighted 50%), PSUs (weighted 30%), and RSUs (20%). The PSU payout is based half on ROIC from Operations (50% of PSU), and the other half weighted equally on JIB AUV sales growth and Qdoba AUV sales growth (each 25%).

44    JACK IN THE BOX INC.  ï  2014 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters, and is responsible under its charter to determine the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2013, ended September 29, 2013.

THE COMPENSATION COMMITTEE

John T. Wyatt, Chair

David L. Goebel

Madeleine A. Kleiner

Michael W. Murphy

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RISK ANALYSIS OF COMPENSATION PROGRAMS

RISK ANALYSIS OF COMPENSATION PROGRAMS

The Committee has engaged in a thorough risk analysis of our compensation plans, programs, policies, and practices for all employees. This includes advice from the Committee’s independent consultant regarding executive programs, and a detailed report, prepared by a Company Internal Compensation Risk Committee, describing the risk mitigation characteristics of the Company’s annual and long-term incentive programs for non-executive officer positions. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.

Compensation Program Design Protections

•

Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates any incentive on the part of our executives and employees to take unnecessary or imprudent risks.

•

The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value with targets set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•

Our annual incentive programs provide variable pay opportunity for certain position levels based on achievement of multiple annual performance goals including both financial and strategic goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay, with maximum caps.

•

The largest amount of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive for executives and other employees to take risks that might increase short-term compensation at the expense of longer term Company results.

•

Equity awards have multi-year vesting, and RSU awards for executives have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our stockholders, and discourages taking short-term risks at the expense of longer-term performance.

•

The maximum awards that may be paid out under the annual and long-term incentive programs are capped at appropriate competitive levels, and the Committee retains the discretion to reduce payouts under the plan.

Structural Governance Protections

•

The Committee has adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and executives in the event of a material restatement based on fraud or intentional misconduct. Additionally, the Company has strong internal controls over the measurement and calculation of performance goals designed to keep them from being susceptible to manipulation.

•	Company policy also:

•	Prohibits hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;
•

Prohibits pledges of Company stock and the holding of Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•

Has a formal ethics code of conduct and an ethics helpline, and provides ethics training and communications to employees. The ethics program is intended to reinforce a culture of integrity at the Company, including reducing the likelihood of manipulation of financial results for personal gain.

46    JACK IN THE BOX INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) summarizes the total compensation of our NEOs for the fiscal year ended September 29, 2013, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.

Summary Compensation Table

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value & NQDC Earnings (5)	All Other Compensation (6)	Total
Ms. Lang	2013	$991,654	$0	$1,481,127	$1,783,803	$1,748,713	$567,234	$148,711	$6,721,242
Chairman and CEO*	2012	$962,192	$0	$860,545	$1,542,305	$1,922,630	$3,668,930	$153,045	$9,109,647
	2011	$929,885	$0	$1,123,318	$1,597,514	$615,780	$753,723	$114,731	$5,134,951
Mr. Comma	2013	$574,769	$0	$457,094	$586,613	$862,723	$0	$152,818	$2,634,017
President & Chief	2012	$517,615	$0	$231,302	$414,754	$754,041	$81,437	$120,816	$2,119,965
Operating Officer*	2011	$444,615	$0	$301,933	$429,388	$214,997	$26,612	$99,273	$1,516,818
Mr. Rebel	2013	$521,923	$0	$433,532	$501,566	$690,475	$400,541	$88,618	$2,636,655
Executive Vice President	2012	$503,808	$0	$274,472	$495,986	$754,041	$796,133	$90,020	$2,914,460
& Chief Financial Officer	2011	$484,808	$0	$330,977	$470,696	$243,500	$271,026	$74,120	$1,875,127
Mr. Rudolph	2013	$469,385	$0	$262,826	$301,884	$620,637	$11,016	$128,599	$1,794,347
Executive Vice President,	2012	$454,000	$0	$166,476	$298,529	$681,021	$52,826	$131,790	$1,784,642
General Counsel & Secretary	2011	$428,231	$0	$217,317	$309,062	$215,500	$29,443	$97,385	$1,296,938
Dr. Blankenship	2013	$331,154	$0	$160,815	$181,116	$321,745	$67,766	$65,722	$1,128,318
Senior Vice President,
Chief Administrative Officer
*	As announced during FY 2013, Mr. Comma succeeded the retiring Ms. Lang, as Chairman and CEO, effective January 1, 2014.
(1)	The amounts in this column are the base salary earned during the fiscal year, including any amounts deferred by the NEOs in the Executive Deferred Compensation Plan (EDCP).
(2)

The amounts in this column represent the aggregate grant date fair value of the PSUs and RSUs granted during the applicable fiscal year, in accordance with FASB ASC Topic 718 (“ASC 718”) based on the assumptions and methodologies set forth in the Company’s 2013 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation). PSU awards, which cliff vest after three years, are made annually in November and based on our performance during the succeeding three fiscal-year period. The performance metrics are established at the beginning of the three year period when the grant is made; starting with the 2011 award, the specific performance targets for all or a portion of the award are reviewed and set by the Committee at the beginning of each fiscal year of the performance period (subject to the thresholds for years 2 and 3 being no lower than the threshold established for year 1). The value of the Fiscal 2013 grant date PSU awards assuming the highest level of performance achievement (150% of target) is, respectively: Ms. Lang, $1,240,998; Mr. Comma, $363,060; Mr. Rebel, $374,477; Mr. Rudolph, $228,227; and Dr. Blankenship, $141,641. In prior years’ proxy statements, we reported higher amounts in this column for 2011 and 2012, reporting the full value of the three-year PSU award for each respective year. This was in accordance with the Committee’s methodology in setting the award values, as described on page 39 of the CD&A. Specifically, the total stock value reported for 2012 was: Ms. Lang, $1,301,691 (of which $781,022 was PSU value); Mr. Comma, $349,876 (including $209,925 PSU value); Mr. Rebel, $418,395 (including $251,037 PSU value); and Mr. Rudolph, $251,821 (including $151,096 PSU value); and for 2011: Ms. Lang, $1,294,147 (including $776,496 PSU value); Mr. Comma, $347,847 (including $208,700 PSU value); Mr. Rebel, $381,311 (including $228,791 PSU value); and Mr. Rudolph, $250,364 (including $150,215 PSU value).

(3)

The amounts in this column are the grant date fair values of stock option grants in accordance with ASC 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2013 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation).

(4)

The amounts in this column are the annual incentive awards earned under the annual incentive plan for executives. Performance achievement is approved by the Committee at the November meeting following the end of the fiscal year. Annual incentive payments are made in December following Committee approval and reported in the SCT in the fiscal year for which the incentive is earned.

(5)

The amounts in this column are the change in the estimated present value of each NEO’s accumulated benefit under the qualified pension plan (the “Retirement Plan”) and the Supplemental Executive Retirement Plan (“SERP”), or both, as applicable, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements for fiscal years ending September 29, 2013, September 30, 2012, and October 2, 2011. The RP-2000 Mortality Table is used for the Retirement Plan and SERP estimates, projected to 2018, combined for employees and annuitants, separate for males and females, with white collar adjustment. The amounts reported in this column may fluctuate significantly in a given year based on a number of factors that affect the formula to determine pension benefits, including changes in: (i) salary and annual incentive; (ii) years of service; and, predominantly: (iii) the discount rates used in estimating present values, which were 4.88% for the SERP and 5.37% for the Retirement Plan for 2013, 4.34% for both plans in 2012, and 5.60% for both plans in 2011. The large change in the benefit values of our NEOs from 2011 to 2012 was predominantly driven by this third factor, the change in the discount rate. The lower the interest rate, the greater the pension value with all else equal. For example, approximately $2.7 million (or 74%) of the increase in Ms. Lang’s pension value from 2011 to 2012 was due to the change in the discount rate. The actual change in pension value for Mr. Comma for 2013 was a negative $24,365, and therefore is shown as $0 and does not affect the sum of total compensation in this table. Our eligible NEOs become vested in the Retirement Plan after five years, and in the SERP after attaining age 55 and completing 10 years of service. Both plans have been closed to new participants. For a detailed discussion of the Company’s pension benefits, see the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table and accompanying footnotes. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    47

EXECUTIVE COMPENSATION

(6)	Amounts in this column for fiscal 2013 are detailed in the table below:

All Other Compensation Table

	Perquisite Allowance	Deferred Compensation Matching Contribution (1)	Company- Paid Life Insurance Premiums	Other	Total All Other Compensation
Ms. Lang	$66,500	$82,211	$0	$0	$148,711
Mr. Comma	$52,000	$100,624	$193	$0	$152,818
Mr. Rebel	$52,000	$36,372	$246	$0	$88,618
Mr. Rudolph	$52,000	$76,302	$298	$0	$128,599
Dr. Blankenship	$45,700	$19,587	$434	$0	$65,722
(1)	Includes enhanced EDCP Company contribution for Messrs. Comma and Rudolph in place of SERP, as discussed in the “Non-qualified Deferred Compensation” section below.

48    JACK IN THE BOX INC.  ï  2014 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on fiscal 2013 cash and equity incentive awards granted to our NEOs. Cash incentive awards are based on fiscal year performance under our annual incentive plan. Long-term equity incentive compensation includes stock options, time-based restricted stock units, and performance share unit awards that vest, if at all, upon achievement of performance goals over a three-year period. The 2013 incentive award terms are further described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2013 Compensation”).

Grants of Plan Based Awards
	Grant Date (1)	Approval Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (6)
Name
				Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Ms. Lang	11/26/2012	11/15/2012	PSU				2,130	4,260	6,390				$117,110
	11/26/2012	11/15/2012	PSU				6,972	13,944	20,917				$383,330
	11/26/2012	11/15/2012	PSU				5,946	11,891	17,837				$326,893
	11/26/2012	11/15/2012	RSU							23,783			$653,795
	11/26/2012	11/15/2012	Option								150,659	$27.49	$1,783,803
		11/15/2012	AIP	$—	$995,000	$1,990,000
Mr. Comma	11/26/2012	11/15/2012	PSU				572	1,145	1,717				$31,476
	11/26/2012	11/15/2012	PSU				1,874	3,748	5,622				$103,033
	11/26/2012	11/15/2012	PSU				1,956	3,912	5,868				$107,532
	11/26/2012	11/15/2012	RSU							7,823			$215,054
	11/26/2012	11/15/2012	Option								49,545	$27.49	$586,613
		11/15/2012	AIP	$—	$491,300	$982,600
Mr. Rebel	11/26/2012	11/15/2012	PSU				628	1,255	1,883				$34,506
	11/26/2012	11/15/2012	PSU				2,241	4,482	6,723				$123,210
	11/26/2012	11/15/2012	PSU				1,672	3,344	5,017				$91,936
	11/26/2012	11/15/2012	RSU							6,689			$183,881
	11/26/2012	11/15/2012	Option								42,362	$27.49	$501,566
		11/15/2012	AIP	$—	$393,000	$786,000
Mr. Rudolph	11/26/2012	11/15/2012	PSU				412	824	1,236				$22,655
	11/26/2012	11/15/2012	PSU				1,349	2,698	4,047				$74,159
	11/26/2012	11/15/2012	PSU				1,007	2,013	3,020				$55,337
	11/26/2012	11/15/2012	RSU							4,026			$110,675
	11/26/2012	11/15/2012	Option								25,497	$27.49	$301,884
		11/15/2012	AIP	$—	$353,250	$706,500
Dr. Blankenship	11/26/2012	11/15/2012	PSU				304	609	913				$16,731
	11/26/2012	11/15/2012	PSU				809	1,619	2,428				$44,497
	11/26/2012	11/15/2012	PSU				604	1,208	1,812				$33,199
	11/26/2012	11/15/2012	RSU							2,415			$66,388
	11/26/2012	11/15/2012	Option								15,297	$27.49	$181,116
		11/15/2012	AIP	$—	$183,150	$366,300
(1)

Grants were approved at the November 2012 Committee meeting, with a grant date of November 26, 2012, the second business day of the Company’s next open trading window, in accordance with the Company’s consistent practice.

(2)

The amounts in these columns represent the potential payouts under the fiscal 2013 annual incentive plan, which were earned based on performance in fiscal 2013. The threshold payout is zero, target payout represents the amount payable for achieving the target level of performance, and maximum payout is capped at two times target payout. Incentive payouts are prorated between performance levels, and the payout values are calculated using the executive’s annual salary rate as specified at the time performance goals are approved by the Committee (no later than 90 days from the start of the fiscal year). The Summary Compensation Table for fiscal 2013 shows the actual incentive compensation earned by our NEOs for fiscal 2013 performance.

(3)

The amounts in these columns are the threshold, target, and maximum share payout levels for the PSUs under the Company’s long-term incentive plan for the fiscal 2013 performance period. Threshold payout is 50% of target and is based on achieving an established minimum performance requirement; there will be no payout if performance is below the minimum performance requirement. Maximum payout is 150% of target.

(4)	The amounts in this column are the number of RSUs granted in November 2012 that vest 20% per year over five years, and are subject to a holding requirement until termination of service.
(5)

The amounts in this column represent the number of stock options granted in November 2012 that vest 33% per year over three years on the anniversary of the grant date. These stock options expire seven years from the grant date. The exercise price is the closing price of Common Stock on the grant date of November 26, 2012 ($27.49).

(6)

Stock Options — The value of stock options represents the grant date fair value, computed in accordance with ASC 718, which is a theoretical value at grant using a valuation model that requires the input of assumptions, including the expected volatility of our stock price. As such, the values may not reflect the actual amounts that our NEOs will realize; rather the actual amount realized will depend on the Company’s stock price relative to the exercise price. The assumptions used in the valuation are reported in the Form 10-K for fiscal 2013.

PSU and RSU Awards — The values of PSUs and RSUs are the grant date fair values, as computed in accordance with ASC 718, and based on the closing price of the Company’s Common Stock on the grant date ($27.49 on November 26, 2012). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2013 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation). PSU awards, which cliff vest after three years, are made annually in November and vest based on our performance during the succeeding three fiscal-year period. The performance metrics are established at the beginning of the three year period when the grant is made; while the specific performance targets are set by the Committee at the beginning of each fiscal year of the performance period (subject to the thresholds for years 2 and 3 being no lower than the threshold established for year 1); therefore, in accordance with SEC rules and ASC 718, the values shown on each of the three rows for the PSUs reflect the grant date fair value of the fiscal 2013 performance period portion of the award based on probable outcome (target level performance) of each of the PSU awards.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End 2013

The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2013. Each option grant is shown separately and the vesting schedule is shown as Footnote 1 to the table. The market value of the stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year, September 27, 2013, which was $40.10.

	Outstanding Equity Awards at Fiscal Year End 2013

	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Ms. Lang	09/12/2008	267,000	—	$24.74	09/12/2015	320,659	$12,858,433	42,562	$1,706,744
	11/23/2009	100,000	—	$19.26	11/23/2016
	11/26/2010	129,092	64,546	$20.05	11/26/2017
	11/25/2011	69,756	139,512	$18.67	11/25/2018
	11/26/2012	—	150,659	$27.49	11/26/2019
Mr. Comma	11/23/2009	8,767	—	$19.26	11/23/2016	69,309	$2,779,300	12,935	$518,707
	11/26/2010	17,349	17,349	$20.05	11/26/2017
	11/25/2011	—	37,518	$18.67	11/25/2018
	11/26/2012	—	49,545	$27.49	11/26/2019
Mr. Rebel	09/15/2006	66,000	—	$26.28	09/15/2016	99,183	$3,977,250	12,682	$508,540
	09/12/2008	60,000	—	$24.74	09/12/2015
	11/23/2009	60,000	—	$19.26	11/23/2016
	11/26/2010	38,036	19,018	$20.05	11/26/2017
	11/25/2011	22,432	44,866	$18.67	11/25/2018
	11/26/2012	—	42,362	$27.49	11/26/2019
Mr. Rudolph	11/26/2010	24,974	12,488	$20.05	11/26/2017	81,282	$3,259,422	7,633	$306,092
	11/25/2011	13,502	27,004	$18.67	11/25/2018
	11/26/2012	—	25,497	$27.49	11/26/2019
Dr.Blankenship	11/23/2009	15,750	—	$19.26	11/23/2016	14,194	$569,179	4,580	$183,647
	11/26/2010	18,442	9,221	$20.05	11/26/2017
	11/25/2011	8,100	16,202	$18.67	11/25/2018
	11/26/2012	—	15,297	$27.49	11/26/2019
(1)	Option Award Vesting Schedule By Grant Date:

09/15/2006	25% vests each year for four years from date of grant
09/12/2008	33% vests each year for three years from date of grant
11/23/2009	33% vests each year for three years from date of grant
11/26/2010	33% vests each year for three years from date of grant
11/25/2011	33% vests each year for three years from date of grant
11/26/2012	33% vests each year for three years from date of grant

(2)

The amounts in this column are: (i) unvested restricted stock awards or RSUs granted under the stock ownership program for all NEOs, with vesting subject to the executive’s continued employment with the Company, and full vesting 10 years from the grant date and issued only upon termination (Ms. Lang, 200,000; Mr. Comma, 34,700; Mr. Rebel, 62,572; and Mr. Rudolph, 58,815), (ii) unvested RSUs that vest 20% each year for five years and are subject to a holding requirement until termination of service (Ms. Lang, 61,583; Mr. Comma, 17,983; Mr. Rebel, 18,423; Mr. Rudolph, 11,339; and Dr. Blankenship, 7,216); and (iii) unvested PSUs for which the performance goals have been met for a completed performance period and that vest upon the third anniversary of the November 2010, November 2011 and November 2012 grant dates, subject to the executive’s continued employment with the Company (Ms. Lang, 59,076, Mr. Comma, 16,626; Mr. Rebel,18,188; Mr. Rudolph, 11,128 and Dr. Blankenship, 6,978).

(3)	The market value was determined by multiplying the applicable number of stock awards by the closing market price on September 27, 2013 ($40.10, the last trading day of fiscal 2013).
(4)

The amounts in this column represent unvested PSUs for which the performance achievement is not yet known, that vest upon the third anniversary of the November 2010, November 2011 and November 2012 grant dates. The share amount is reported at target payout level.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2013

The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by the NEOs during fiscal 2013. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate fair market value of the shares of Jack in the Box stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of Jack in the Box stock on the date the stock awards vested.

	Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ms. Lang	824,400	$9,023,001	10,742	$295,298
Mr. Comma	65,758	$398,882	2,888	$79,391
Mr. Rebel	212,150	$1,680,626	3,315	$91,129
Mr. Rudolph	95,200	$1,301,023	2,078	$57,124
Dr. Blankenship	53,000	$296,880	1,386	$38,101

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EXECUTIVE COMPENSATION

Retirement Plan Benefits

The following table provides information on the pension benefits for the NEOs under each of the following pension plans:

Retirement Plan

The Retirement Plan is a Company-funded and tax-qualified retirement plan that was offered to our NEOs and other eligible employees hired in 2010 or earlier that have reached age 21 and completed one year of service (at least 1,000 hours/year). Participants are 100% vested after completing five years (1,000 hours per year) of service. As of December 31, 2015, employees will no longer accrue additional benefits based on additional pay and service. Employees hired on or after January 1, 2011 are not eligible to participate in the plan. As applicable to our NEOs and employees, the plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:

(1)	One-percent (1%) of the average of the five highest consecutive calendar years of pay (“Final Average Pay”, includes base salary and annual incentive) out of the last ten years of eligible service, multiplied by the number of full calendar years and months while an eligible employee.

PLUS

(2)	0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55.

Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the present value of the accrued benefit is equal to or less than $7,500 at termination and in such event, may be paid in the form of a lump sum payment.

Supplemental Executive Retirement Plan (“SERP”)

Effective January 1, 2007, the SERP was closed to new participants. Our NEOs, executives, and certain “highly compensated employees” who were hired or promoted into such position prior to January 1, 2007 are eligible to participate in the SERP. The SERP, established in 1990, provides for retirement benefits above amounts available under the Company’s Retirement Plan due to IRC limits that restrict benefits available under the Company’s tax-qualified plan. The SERP is unfunded and not qualified for tax purposes.

The SERP provides that a participant retiring at the normal retirement age of 62 will receive a benefit equal to a target replacement income, based on final average pay and service. When combined with other amounts payable under the Company’s tax-qualified pension benefit, and other qualified and non-qualified deferred compensation programs, the target replacement income is up to 60% of Final Average Pay and subject to the following conditions:

•	Final Average Pay is defined as the average of the five highest calendar years of pay (base salary and annual incentive) out of the last ten years of employment with the Company.

•	Service is defined as the entire period of employment in calendar years and months while an eligible employee.

•	There is no reduction in the target replacement income (60%) if a participant has 20 or more years of service. For participants with less than 20 years of service, the target replacement income percentage is determined by multiplying the number of years of service times 3%, up to a maximum of 20 years.

•

To receive a retirement benefit under the SERP, a participant must attain the earlier of (i) age 62 or (ii) age 55 with ten years of service while employed at Jack in the Box or while disabled. A participant may begin receiving payments as early as age 55 with a reduction in benefits equal to 5/12 of 1% for each month commencement of benefit payments precedes the participant’s attainment of age 62.

•	Benefits under the SERP are only available to retirees as monthly payments and cannot be received in a lump sum.

•	Death benefits are payable if a participant dies while employed.

•	The SERP provides for spousal joint and survivor annuities.

The following table provides information on the actuarial present value of the accumulated pension and SERP benefits as of the end of fiscal 2013 (September 29, 2013), using fiscal 2013 earnings (base salary and annual incentive). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($255,000 for 2013). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements for fiscal year 2013.

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Pension Benefits Table

	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit at Normal Retirement Age (1)	Payments During Last Year
Ms. Lang	Retirement Plan	26	$713,880	$—
	SERP	26	$11,208,174
Mr. Comma (2)	Retirement Plan	12	$178,294	$—
Mr. Rebel	Retirement Plan	10	$282,106	$—
	SERP	10	$2,280,421
Mr. Rudolph (2)	Retirement Plan	6	$157,130	$—
Dr. Blankenship	Retirement Plan	16	$383,696	$—
	SERP	16	$1,287,914
(1)

As of the end of fiscal 2013, all NEOs are vested in the Retirement Plan. For the SERP, as of the end of the measurement period (September 29, 2013), all NEO’s have met the service requirement for vesting; only Ms. Lang and Mr. Rebel have met the minimum age requirement for vesting Dr. Blankenship has not met the minimum age requirement for the SERP and has no benefits payable under the SERP. The actuarial present value of accumulated benefits under the Retirement Plan and the SERP is based on discount rates of 5.366% and 4.876% respectively, as of September 29, 2013. The RP-2000 Mortality Table is used for both the Retirement Plan and the SERP calculations, projected to 2018, combined for employees and annuitants, separate for males and females, with white collar adjustment. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

(2)	Mr. Rudolph and Mr. Comma are not participants in the SERP.

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (“EDCP”)

The NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 85% of annual incentive pay to the EDCP (prior to fiscal 2013, it was up to 100% of annual incentive), an unfunded, non-qualified deferred compensation plan, the benefits of which are paid by the Company out of its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005; deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and tax laws in effect on or before December 31, 2004, as applicable. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the EDCP. Participants may make an election to invest their deferrals among an array of investment options, and their accounts are credited based upon the performance of the investment options. Participants are 100% vested in their own contributions, and any gains or losses on the company matching contributions, and become vested in the Company match at the rate of 25% per year (such that they are fully vested after completing four full years of service with the Company).

Enhanced EDCP

Beginning January 1, 2007, new Corporate Vice Presidents and above who otherwise would have been eligible for the SERP receive an additional annual Company contribution of 4% of base salary and annual incentive to their EDCP account for up to ten years. Participants become vested in the supplemental match at the same rate as the Company match, 25% per year as above (such that they are fully vested after completing four full years of service with the Company).

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EXECUTIVE COMPENSATION

2013 Non-Qualified Deferred Compensation

The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2013 and the account balances as of the end of fiscal 2013. As of September 29, 2013, all NEOs are 100% vested in Company contributions.

Non-Qualified Deferred Compensation Plan Table

	Executive Contributions in Fiscal 2013 (1)	Registrant Contributions In Fiscal 2013 (2)	Aggregate Earnings/ (Losses) in Fiscal 2013	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE13 (3)
Ms. Lang	214,537	$82,211	$600,529	$—	$3,123,497
Mr. Comma	143,726	$100,624	$96,857	$—	$910,218
Mr. Rebel	55,401	$36,372	$120,296	$—	$684,697
Mr. Rudolph	32,701	$76,302	$123,359	$—	$480,287
Dr. Blankenship	49,391	$19,587	$268,196	$—	$1,344,485
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2013 SCT.
(2)	These amounts are reported as “All Other Compensation” in the SCT.
(3)

Amounts reported in this column are included in the Company’s SCT in prior years if the named executive officer was an NEO in previous years. The balance reflects the cumulative value of each NEO’s deferrals, match, and investment gains or losses. These amounts do not include any contributions or earnings related to the fiscal 2013 annual incentive payment, which was paid after the end of fiscal 2013.

Compensation & Benefits Assurance Agreements

The Company provides CIC Agreements because it considers it in the best interest of its stockholders to encourage continued employment of key management in the event of a change in control transaction. These agreements help facilitate successful performance by key executives during an impending change in control, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a change in control is defined to include:

(i)	the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and

(iii)	certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.

These CIC Agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months following the effective date of a change in control event, his or her employment is terminated (“Qualifying Termination”):

(i)	involuntarily other than for cause, death, or disability, or
(ii)	voluntarily for good reason. Voluntary termination for good reason is generally defined as the executive’s resignation due to:

(a)	the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of ninety (90) days prior to the change in control event;

(b)	the acquiring company’s requirement that the executive be based at a location in excess of fifty (50) miles from his or her location immediately prior to a change in control;

(c)	a material reduction in base salary;

(d)	a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or

(e)	the Company’s failure to require any successor to assume the CIC agreement benefits.

CIC benefits are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause.

In the event of a change in control of the Company and Qualifying Termination of an executive covered under a CIC Agreement as described above, the executive is entitled to the following severance benefits:

1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.

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2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, as follows:

Multiple of Salary*
Ms. Lang	3.0x
Mr. Comma	2.5x
Mr. Rebel	2.5x
Mr. Rudolph	2.5x
Dr. Blankenship	1.5x
*	Based on the listed NEO’s position as of September 29, 2013.

3.	A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the change in control times annual salary, or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the change in control. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.	Continuation of health insurance coverage at Company expense at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period*
Ms. Lang	36 months
Mr. Comma	30 months
Mr. Rebel	30 months
Mr. Rudolph	30 months
Dr. Blankenship	18 months
*	Based on the listed NEO’s position as of September 29, 2013.

5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.

6.	The full vesting (at the greater of level attained as of the CIC or target) of unvested restricted stock, performance share units, and in-the-money stock options, subject to the terms of the applicable award agreement and stock incentive plan.

7.	For the two pre-2009 agreements in effect as of Fiscal 2013 year end (only one, following Ms. Lang’s retirement on
January 1, 2014), in the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under IRC Section 280G and are thus subject to the 20% excise tax imposed by IRC Section 4999, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as “parachute payments” under Section 280G exceed the Section 280G threshold by more than 10%. If the parachute payments exceed the Section 280G threshold by 10% or less, then the payments to the executive will be reduced to an amount that is one dollar less the Section 280G threshold. At the time these agreements were entered into, the potential tax “gross up” payment, in the Committee’s view, was an appropriate method for the Company to insulate the executives from excise tax imposed under Section 4999 and was a more common practice in the Market.

8.	For agreements in 2009 and later, there is no excise tax gross up. The three remaining NEOs are parties to this form of agreement, which provides for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this agreement, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.

Supplemental Executive Retirement Plan.

In the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a change in control, in accordance with the SERP, the NEO shall receive, in the form of three annual installments commencing on termination, the actuarial equivalent of his/her accrued early retirement benefit unreduced for early commencement.

Non-Qualified Deferred Compensation.

In the event of a change in control, in accordance with the EDCP, a participant shall become 100% vested in any Company contributions without regard to service requirements. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).

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EXECUTIVE COMPENSATION

Potential Payments on Termination of Employment or Change in Control

In the event of a termination not related to a change in control, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant. As of the end of fiscal 2013, Ms. Lang and Mr. Rebel were eligible to retire under the Retirement and SERP Plans. Ms. Lang retired on January 1, 2014 (in fiscal 2014).

The following table helps illustrate the potential payments and benefits to which our NEOs would be entitled (as of Fiscal 2013 year-end) in the event of: (1) a termination of employment not related to a change in control, or (2) under our CIC agreement (described above), upon both a) a change in control, and b) a Qualifying Termination.

Under our stock incentive plan and award agreements, acceleration of equity awards occurs upon the consummation of a change in control (no Qualifying Termination requirement), and equity is accelerated as explained in Footnote 4 to the table. The potential payments assume that the termination and/or termination resulting from a change in control occurred on the last day of fiscal 2013, September 29, 2013, and where applicable, use the closing price of our Common Stock of $40.10 on September 27, 2013 (the last market trading day in the fiscal year). The actual amounts can only be determined at the time of such termination or change in control, and therefore, the actual amounts will vary from the estimated amounts in the table below.

Potential Payments on Termination of Employment or Change in Control

	Cash Severance (1)	Annual Incentive (2)	Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Gross Up for Excise Tax (6)	TOTAL
Ms. Lang
Termination Reason
Voluntary /Involuntary Term Without Cause (Retirement Eligible)	—	—	—	$10,166,030	$11,922,054	—	$22,088,084
Death	—	—	—	$12,191,080	$11,922,054	—	$24,113,134
Disability	—	—	—	$6,007,381	$11,987,162	—	$17,994,543
Change in Control / Qualifying Termination	$2,985,000	$4,387,950	$46,013	$13,786,258	$16,122,171	$12,494,960	$49,822,352
Mr. Comma
Termination Reason
Voluntary /Involuntary Term Without Cause (Non-Retirement Eligible)	—	—	—	—	$178,294	—	$178,294
Death	—	—	—	$4,144,499	$178,294	—	$4,322,793
Disability	—	—	—	$2,367,878	$212,961	—	$2,580,839
Change in Control / Qualifying Termination	$1,445,000	$1,676,200	$50,575	$4,601,964	$178,294	—	$7,952,033
Mr. Rebel
Termination Reason
Voluntary /Involuntary Term Without Cause (Retirement Eligible)	—	—	—	$2,556,207	$2,562,527	—	$5,118,734
Death	—	—	—	$4,569,162	$2,562,527	—	$7,131,689
Disability	—	—	—	$2,692,188	$2,628,904	—	$5,321,092
Change in Control / Qualifying Termination	$1,310,000	$1,445,367	$40,011	$5,062,695	$3,249,014	$3,764,649	$14,871,736
Mr. Rudolph
Termination Reason
Voluntary /Involuntary Term Without Cause (Non-Retirement Eligible)	—	—	—	—	$157,130	—	$157,130
Death	—	—	—	$3,746,315	$157,130	—	$3,903,445
Disability	—	—	—	$2,595,718	$219,980	—	$2,815,698
Change in Control / Qualifying Termination	$1,177,500	$1,299,175	$40,011	$4,043,331	$157,130	—	$6,717,147
Dr. Blankenship
Termination Reason
Voluntary /Involuntary Term Without Cause (Non-Retirement Eligible)	—	—	—	—	$383,696	—	$383,696
Death	—	—	—	$1,176,110	$977,621	—	$2,153,731
Disability	—	—	—	$451,125	$1,727,859	—	$2,178,984
Change in Control / Qualifying Termination	$499,500	$406,260	$28,007	$1,354,355	$2,100,936	—	$4,389,058

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EXECUTIVE COMPENSATION

(1)	Cash Severance: Reflects multiple of annual base salary as described in the Compensation and Benefits Assurance Agreement section (“CIC Section”), above.
(2)	Annual incentive: Reflects multiple of annual incentive as described in the CIC Section.
(3)	Continuation of Benefits: Reflects benefits continuation as described in the CIC section and an outplacement fee estimate of $10,000.
(4)

Equity Incentive and Stock Awards: The amounts shown in the table reflect only the value of unvested awards and options that would be accelerated upon termination; they do not include the vested portion as of the end of fiscal 2013. For a change in control, the amounts shown reflect only the amount of acceleration of unvested restricted stock, unvested performance share units, and in-the-money unvested stock options. All references to termination below include only terminations not for cause.

a)	Stock Awards (RSA/RSU under the stock ownership program in place prior to fiscal 2011):

(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of: a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement, b) such vesting as would have occurred had 10% of the Award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion.

(ii)	Upon termination not related to a change in control, and not eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after 3 years from the grant date, and 5% vesting for each year of service thereafter as of the termination date.

(iii)	Upon death, disability, or a change in control, stock awards vest 100%.

b)	Performance Share Units:

(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance share units will vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a change in control or due to death or disability, the award will be cancelled.

(iii)	Upon a change in control, performance share units will vest at the greater of the performance level attained as of the date of the change in control or 100% of target.

c)	Time-vested RSUs:

(i)	Upon termination not related to a change in control, death, disability, or retirement, the award will be cancelled.

(ii)	Upon a change in control, death, disability or retirement, the RSUs will vest 100%.

d)	Option Awards:

(i)	Upon termination not related to a change in control, and eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a change in control, and not eligible to retire under a company sponsored retirement plan, there is no acceleration of option awards.

(iii)	Upon death or a change in control (where options are not assumed by the acquiring company), option awards will vest 100%.

(iv)	Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the Optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(5)

Pension and SERP: Annual benefit amounts listed for each NEO are subject to the eligibility and vesting provisions of the Retirement Plan and the SERP, which are described above in the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table and accompanying footnotes. All values shown represent present values and are based on the following:

a)	In the event of a voluntary/involuntary termination or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement. Benefit values were calculated as of September 29, 2013, based on a discount rate of 5.366% for the qualified pension plan and 4.876% for the SERP. The RP-2000 Mortality Table is used for both the qualified pension plan and the SERP, projected to 2018 combined for employees and annuitants, separate for males and females with white collar adjustment. In the event of death while actively employed, the amount of the survivor benefit under the SERP shall be one times the participant’s compensation and shall be defined as annualized current base salary plus the average of the annual incentives paid for the three most recent completed fiscal years. If, however, the date of death is at age 55 plus 10 years of service or later, the amount of the survivor benefit shall be the greater of one times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. In the event of death while actively employed, the amount of the pension benefit shall be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit shall not be subject to any reduction of benefits.

b)	Disability benefits shown assume an NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEO’s normal retirement age and were calculated as of September 29, 2013 based on a discount rate of 5.366% for the qualified pension plan and 4.876% for the SERP and the RP-2000 Mortality Table as described above.

c)	In the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a change in control, participants become 100% vested in the SERP. Benefit values are based on accrued benefits as of fiscal year end and were calculated as of September 29, 2013. The SERP values are based on an interest rate of 6.0% and the RP-2000 Mortality Table, projected 10 years.

d)	As described in the Non-Qualified Deferred Compensation Section” above, all of the NEOs receive a 3% Company match on their contributions to the non-qualified deferred compensation (EDCP) account, and Mr. Comma and Mr. Rudolph, who are not eligible to participate in the SERP, receive an additional 4% Company contribution to their EDCP accounts for up to ten years. As of the end of Fiscal 2013, all the NEOs are 100% vested in the Company matching contributions. Accordingly, these amounts are not included here, but are described in the “Non-Qualified Deferred Compensation Section” above.

(6)

Gross Up for Excise Tax: For pre-2009 agreements (Ms. Lang and Mr. Rebel only), if any portion of the payments and benefits provided for in a CIC agreement would be considered “excess parachute payments” under IRC Section 280G(b)(1) and subject to excise tax, then the agreement provides for a “conditional gross up provision” whereby excise taxes are grossed up. However, in the event that the parachute payment exceeds the excise tax threshold by 10% or less, the executive is not grossed up and the executive’s severance is reduced to $1.00 below the threshold so that executives are not subject to excise taxes. The amount of the gross-up payment is calculated based on the value of all benefits that could have been received and characterized as contingent upon a CIC under IRC Section 280G and related regulations as of September 29, 2013, except for equity award acceleration which is calculated based on the assumption that the change in control occurred on December 31, 2013. For purposes of this calculation, the value of the acceleration of vesting of all outstanding equity awards is calculated according to Section 280G and the related regulations. For 2009 and later agreements, no gross-up is provided.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 17, 2013 (“the Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of December 17, 2013. All percentages are based on the shares of Common Stock outstanding as of December 17, 2013. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Security Ownership of Certain Beneficial Owners

Name	Number of Shares of Common Stock Beneficially Owned as of December 17, 2013	Percent of Class
FMR LLC (1)	5,397,670	12.6%
BlackRock, Inc. (2)	4,339,694	10.1%
Vanguard Group, Inc. (3)	3,058,922	7.1%
T. Rowe Price Associates, Inc. (4)	2,525,200	5.9%
(1)

According to its Form 13F Holdings Report filed with the SEC on November 14, 2013, reflecting ownership of shares as of September 30, 2013, FMR LLC, on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company, FMR Co., Inc., Pyramis Global Advisors Trust Co., and Fidelity Select Company LLC, indirectly held and had investment discretion with respect to 5,397,670 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 4,720,170 shares, of which they had no voting power. Pyramis Global Advisors Trust Co. was the beneficial owner of 437,800 shares of which it had sole voting power with respect to 432,980 shares and no voting power with respect to 4,820 shares. Fidelity Select Company LLC was the beneficial owner of 239,700 shares, of which it had no voting power. According to a statement on Schedule 13G/A filed by FMR with the SEC on February 14, 2013, each of FMR and Mr. Edward C. Johnson 3d, Chairman of FMR LLC, had sole dispositive power over the shares held by the direct and indirect subsidiaries of FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02109. The number of shares held by FMR LLC and its related entities may have changed since the filing of the Form 13F.

(2)

According to its Schedule 13G/A filed with the SEC on December 10, 2013, reflecting ownership of shares as of November 29, 2013, BlackRock, Inc., on behalf of itself and its subsidiary, BlackRock Fund Advisors, held and had sole voting power and investment discretion with respect to accounts holding 4,339,694 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. The number of shares held by BlackRock, Inc. may have changed since the filing of the Schedule 13G/A.

(3)

According to its Form 13F Holdings Report filed with the SEC on November 7, 2013, reflecting ownership of shares as of September 30, 2013, Vanguard Group Inc., on behalf of its direct subsidiary, Vanguard Fiduciary Trust Company, had investment discretion with respect to accounts holding 3,058,922 shares. Vanguard Group, Inc. was the beneficial owner of 3,000,004 shares, of which it had sole voting power with respect to 2,400 shares and no voting power with respect to 2,997,604 shares. Vanguard Fiduciary Trust Company was the beneficial owner of 58,918 shares, of which it had sole voting power. The address of Vanguard Group, Inc. is P.O. Box 2600 Valley Forge, Pennsylvania 19482. The number of shares held by Vanguard and its related entities may have changed since the filing of the Form 13F.

(4)

According to its Form 13F Holdings Report filed with the SEC on November 14, 2013, reflecting ownership of shares as of September 30, 2013, T. Rowe Price Associates, Inc. held and had investment discretion with respect to 2,525,200 shares. T. Rowe Price Associates, Inc. was the beneficial owner of 2,525,200 shares of which it had sole voting power with respect to 263,500 shares and no voting power with respect to 2,261,700 shares. The address of T. Rowe Price Associates, Inc. is 100 E Pratt Street, Baltimore, Maryland, 21202. The number of shares held by T. Rowe Price Associates may have changed since the filing of the Form 13F.

58    JACK IN THE BOX INC.  ï  2014 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Of Directors and Management

Name	Number of Shares of Common Stock Beneficially Owned as of December 17, 2013 (1)	Number Attributable to Options Exercisable Within 60 Days of December 17, 2013	Percent of Class
Ms. Lang	760,653	483,369	1.75%
Mr. Comma	52,277	35,274	*
Mr. Rebel	331,588	242,039	*
Mr. Rudolph	76,935	35,503	*
Dr. Blankenship	68,216	64,713	*
Mr. Goebel	43,567	24,000	*
Ms. Kleiner	10,756	0	*
Mr. Murphy	77,584	25,800	*
Mr. Myers	32,971	0	*
Mr. Tehle	71,740	21,200	*
Ms. Webb	8,400	0	*
Mr. Wyatt	14,567	0	*
All directors and executive officers as a group (16 persons)	1,608,910	974,386	3.6%
*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%

(1)

For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The securities totaled in this column include stock options, direct holdings, stock equivalents under the Director Deferred Compensation Plan, restricted stock and restricted stock units as described below.

•

Stock Options. As a group, within 60 days of December 17, 2013, our directors, NEOs and other executive officers have the right to acquire through the exercise of stock options, 974,386 of the shares of Common Stock reflected in the Beneficial Ownership table.

•	Direct Holdings and Restricted Stock.

As a group, within 60 days of December 17, 2013, our directors, NEOs and other executive officers’ shares include (a) 139,292 shares directly held by directors and officers and (b) 295,815 restricted stock awards held by NEOs, which shares may be voted, but are not available for sale or other disposition until the expiration of vesting restrictions, which occurs upon each individual’s termination of service.

Name	Direct Holdings	Restricted Stock
Ms. Lang	31,200	200,000
Mr. Comma	7,063	—
Mr. Rebel	8,851	62,572
Mr. Rudolph	4,353	33,243
Dr. Blankenship	3,503	—
Mr. Goebel	13,523	—
Ms. Kleiner	4,712	—
Mr. Murphy	3,169	—
Mr. Myers	28,003	—
Mr. Tehle	11,811	—
Ms. Webb	2,356	—
Mr. Wyatt	6,980	—
All other executive officers	13,678
•	Stock Equivalents.

The shares of our directors reflected as beneficially owned include an aggregate of 71,094 stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan. These are convertible on a one-for-one basis into shares of Common Stock upon the earlier of a pre-specified distribution date or termination of service as elected by the director.

Name	Stock Equivalents for Directors
Mr. Goebel	0
Ms. Kleiner	0
Mr. Murphy	41,028
Mr. Myers	2,093
Mr. Tehle	27,973
Ms. Webb	0
Mr. Wyatt	0

JACK IN THE BOX INC.  ï  2014 Proxy Statement    59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

•

Restricted Stock Units. As a group, within 60 days of December 17, 2013, our directors, NEOs and other executive officers may convert an aggregate of 128,323 RSUs on a one-for-one basis into shares of Common Stock upon vesting. RSUs may not be voted. The breakdown between directors and NEOs is provided below.

•	RSUs of Directors.

These RSUs fully vest upon the earlier of 12 months from the date of grant or upon termination of service with the Board.

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	2,875	3,169
Ms. Kleiner	2,875	3,169
Mr. Murphy	2,875	4,712
Mr. Myers	2,875	0
Mr. Tehle	2,875	7,881
Ms. Webb	2,875	3,169
Mr. Wyatt	2,875	4,712
•	RSUs of NEOs and other executive officers.

These RSUs fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting. Also included are deferred performance vested restricted stock units in the amount of 3,000 for Mr. Comma and 3,400 for “all other executive officers.”

Name	RSUs
Ms. Lang	46,084
Mr. Comma	9,940
Mr. Rebel	18,126
Mr. Rudolph	3,836
Dr. Blankenship	0
All other executive officers	3,400

60    JACK IN THE BOX INC.  ï  2014 Proxy Statement

OTHER INFORMATION

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director, and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2013 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2013, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above. It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entitles controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.

OTHER BUSINESS

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals to be included in the Proxy Statement

Under the rules of the SEC, if a stockholder wishes to submit a proposal for possible inclusion in the proxy materials for our 2015 Annual Meeting, we must receive it no later than 120 calendar days prior to the anniversary of this year’s mailing date. Accordingly, in order for a stockholder proposal to be considered timely for inclusion in our proxy materials for the 2015 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary no later than 5:00 p.m. Pacific Time, on September 12, 2014. The stockholder must also comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as the applicable requirements of our Bylaws.

Proposals not included in the Proxy Statement

If a stockholder wishes to present a proposal at our 2015 Annual Meeting or to nominate one or more directors, the stockholder must provide the proposal to us on a timely basis and satisfy the other conditions set forth in our Bylaws and in applicable SEC rules. The Company’s Bylaws provide that in order for a stockholder to present business or to make nominations for the election of a director, written notice containing the information required by the Bylaws must be delivered to the Corporate Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting. Accordingly, in order for a stockholder proposal intended to be proposed at the 2015 Annual Meeting to be considered timely, it must be received by the Corporate Secretary not later than October 17, 2014, and not earlier than September 17, 2014.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    61

OTHER INFORMATION

General

All proposals must be in writing and should be mailed to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary, at 9330 Balboa Avenue, San Diego, CA 92123. A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at www.jackinthebox.com/investors/corporategovernance.

JACK IN THE BOX INC. ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address. We make available free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.jackinthebox.com/investors.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC rules regarding delivery of Proxy Statements and Annual Reports by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or Annual Report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact our Corporate Secretary at 9330 Balboa Avenue, San Diego, CA 92123. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

62    JACK IN THE BOX INC.  ï  2014 Proxy Statement

EXHIBIT A

EXHIBIT A

Jack in the Box Inc. Audit Committee Pre-Approval Policy

The Audit Committee of Jack in the Box Inc. (“JACK”) is responsible for the appointment, retention and termination, compensation and oversight of the work of the registered public accountant providing audit or attest services (an “independent auditor”) to JACK, all JACK subsidiaries and any other entity whose financial results are included in JACK’s consolidated financial statements for which an audit of the financial statements is conducted (collectively, the “Company”).

In accordance with the Sarbanes-Oxley Act of 2002 (“SOX”) and implementing rules and regulations of the Securities and Exchange Commission (“SEC”) and the auditing standards and rules of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established as its policy that it will review in advance, and either approve or disapprove, any audit, audit-related, internal control-related, tax or other non-audit service to be provided to the Company by the independent auditor. Definitions of key terms are provided following this policy.

1.	Engagement of Independent Auditor. Annually, in the early part of each fiscal year, the Audit Committee will approve the engagement of the registered public accounting firm (a) to perform the annual audit of the Company’s consolidated financial statements, (b) to provide an attestation report on the effectiveness of the Company’s internal controls over financial reporting, (c) to review the Company’s interim financial statements, and (d) to provide such other audit-related, tax and non-audit services as are then anticipated to be required for the proper conduct of the Company’s affairs and consistent with maintaining the independence of the firm selected to audit the Company’s annual financial statements. The Audit Committee will approve the provision by the Company’s independent auditor of only those non-audit, tax and internal control-related services deemed permissible under the federal securities laws and any applicable rule or regulation of the SEC and/or the PCAOB.

2.	Non-Audit Services. The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next regularly held meeting.

3.	Permissible Tax and Internal Control-Related Services. With respect to the proposed provision of permissible tax services and services related to internal control over financial reporting, the independent auditor shall –
•

provide sufficient information to the Audit Committee regarding the proposed tax service or non-audit service related to internal control over financial reporting to permit it to make a judgment about the impact of the audit firm’s provision of such services on the audit firm’s independence, including, but not limited to, a written description regarding:

➢

the nature and scope of the service, fee structure and any side letter or other amendment to the engagement letter, or any other agreement (written or oral) between the independent auditor and the Company relating to that service; and

➢

any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement between the independent auditor or its affiliate and any person regarding the promoting, marketing or recommending of a transaction covered by the service;

•	discuss with the Audit Committee the potential effects of the services on the outside auditor’s independence;

•	disclose to the Audit Committee any amendments to tax services or internal control-related engagements whether or not written; and

•	document the substance of the discussion with the Audit Committee.

With respect to each proposed service, or proposed modification of service, related to internal control over financial reporting or tax, each request must comply with the procedural and information requirements set forth above.

4.	Delegation to Audit Committee Chair. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee hereby delegates authority to its Chair, and/or to such other members of the Audit Committee as the Chair shall from time to time designate, to review and, if appropriate, approve in advance, any request for the independent auditor to provide non-audit (including tax and internal control-related) services. Any such approval must be reported to the Audit Committee at its next scheduled meeting, and any necessary corresponding change made to the authorized list of services and budget previously approved by the Audit Committee. With respect to tax and internal control-related services, however, the independent auditor must discuss the service, and its potential effects on its independence, with the full Audit Committee at the next regularly held meeting.

JACK IN THE BOX INC.  ï  2014 Proxy Statement    A-1

EXHIBIT A

Neither the Audit Committee, the Chair nor any other member of the Audit Committee shall delegate to management, or to any other person, its obligation under applicable law and this policy to approve in advance any service to be provided to the Company by its independent auditor.

Definitions

a.	The term “audit services” shall mean services that are necessary to perform an audit and/or review in accordance with the standards of PCAOB and/or requirements of the SEC and the PCAOB, as well as those services that generally only the Company’s independent auditor reasonably can provide, including but not limited to comfort letters, consents and assistance with and/or review of documents filed with the SEC.

b.	The term “audit-related services” shall mean assurance and related services that traditionally are performed by the independent auditor including, among other services, attestations, statutory audits, financial audits for subsidiaries or affiliates of the Company, employee benefit plan financial statement audits, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting requirements, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, consultations on other accounting and/or reporting standards or interpretations of the SEC, the Financial Accounting Standards Board (“FASB”) or other regulatory or standard-setting bodies such as the PCAOB.

c.	The term “internal control-related services” shall mean any service that directly or indirectly relates to the Company’s internal control over financial reporting (as defined by the rules and regulations of the SEC and PCAOB). The Audit Committee’s annual decision to retain an independent auditor to perform an audit of the Company’s consolidated financial statements and internal control over financial reporting shall not be included within the scope of this term.

d.	The term “tax services” shall mean tax compliance, tax planning and tax advisory services that are permitted by the SEC and/or the PCAOB, and are consistent with applicable federal, state, local and foreign tax laws, including but not limited to the Internal Revenue Code (“IRC”) and implementing rules and regulations of the Internal Revenue Service (“IRS”). This term does not include any non-audit service, including those related to the marketing, planning or opining in favor of the tax treatment of a transaction, that is, or that is otherwise related to: (1) a confidential transaction (as defined under PCAOB rules); (2) an aggressive tax position transaction (including, but not limited to, those deemed by the IRS to be “listed transactions”) (as defined under PCAOB rules), and (3) any tax service to a person (other than a non-management director of the Company) in a financial reporting oversight role (as defined under PCAOB rules) at the audit client, or to an immediate family member of such person.

e.	The term “all other non-audit services” shall mean any services to be provided to the Company by the independent auditor other than audit services, audit-related services, internal control-related services and tax services. This term shall not include any service that is prohibited by Title II of SOX, any other provision of the federal securities laws or other applicable federal law, and/or any applicable rule, regulation or interpretation of the SEC, the PCAOB or any other governmental or regulatory organization.

A-2    JACK IN THE BOX INC.  ï  2014 Proxy Statement

9330 BALBOA AVE. SAN DIEGO, CA 92123-1516

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M64791-P45149 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

JACK IN THE BOX INC.
The Board of Directors recommends you vote FOR all 7 nominees listed and FOR proposals 2 and 3.
1.	Election of Directors	For	Against	Abstain
	Nominees:						For	Against	Abstain
	1a. Leonard A. Comma 1b. David L. Goebel	☐ ☐	☐ ☐	☐ ☐	2.	Ratification of the appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐

	1c. Madeleine A. Kleiner	☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐
	1d. Michael W. Murphy 1e. James M. Myers	☐ ☐	☐ ☐	☐ ☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
	1f. David M. Tehle 1g. John T. Wyatt	☐ ☐	☐ ☐	☐ ☐

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Please indicate if you plan to attend this meeting.	☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2013 Annual Report on Form 10-K are available at www.proxyvote.com.

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M64792-P45149

JACK IN THE BOX INC. Annual Meeting of Shareholders February 14, 2014 8:30 a.m., Pacific Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Leonard A. Comma and Phillip H. Rudolph, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders of the company to be held February 14, 2014, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side